FILED PURSUANT TO RULE 424(B)(5)

REGISTRATION NO.: 333-224538

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock			$400,000,000 (1)	$48,480.00 (1)

(1)

Calculated pursuant to Rule 457(o) and in accordance with Rule 457(r) under the Securities Act of 1933, as amended. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3, filed with the Securities and Exchange Commission on April 30, 2018 (File No. 333-224538) (the “Registration Statement”), was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the Registration Statement.

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 30, 2018)

Up to $400,000,000 of Common Stock

This prospectus supplement and the accompanying prospectus relate to the offer and sale from time to time of shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $400,000,000 through BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC, and Wells Fargo Securities, LLC, or the sales agents. These sales, if any, will be made pursuant to the terms of the equity distribution agreement between us and the sales agents.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “DRE.” The last reported sales price of our common stock on the NYSE on August 1, 2019 was $33.01 per share.

We will pay the sales agents an aggregate fee of up to 2% of the gross sales price per share for any shares sold through them acting as our sales agents. Subject to the terms and conditions of the equity distribution agreement, the sales agents will use their reasonable efforts to sell on our behalf any shares of common stock to be offered by us under the equity distribution agreement. Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable sales agent, including in block transactions or any other method permitted by law. The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the equity distribution agreement, and (2) the termination of the equity distribution agreement, pursuant to its terms, by either the sales agents or us.

Under the terms of the equity distribution agreement, we also may sell shares to each of the sales agents, as principal for its own respective account, at a price per share to be agreed upon at the time of sale. If we sell shares to any sales agent, acting as principal, we will enter into a separate terms agreement with that sales agent, setting forth the terms of such transaction, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

To assist us in maintaining our qualification as a real estate investment trust, or REIT, for federal income tax purposes, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, unless our board of directors waives this limitation.

Investing in our common stock involves risk. See “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, and the risks set forth under the heading “Item 1A. Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2018.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG	Citigroup	Jefferies	Morgan Stanley	Regions Securities LLC	SunTrust Robinson Humphrey	UBS Investment Bank	Wells Fargo Securities

The date of this prospectus supplement is August 2, 2019.

We include cross references in this prospectus supplement to captions elsewhere in these materials where you can find further related discussions. The following table of contents tells you where to find these captions.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, all references to “Duke Realty,” “we,” “us,” “our,” or “the Company” refer to Duke Realty Corporation and all entities owned or controlled by Duke Realty Corporation, except where it is made clear that the term means only Duke Realty Corporation, and the “Operating Partnership” refers to Duke Realty Limited Partnership.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using an “automatic shelf” registration statement. Our shelf registration statement allows us to offer, from time to time, a wide array of securities. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement and other general information that may apply to this offering. In this prospectus supplement, we provide you with specific information about the common stock that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information that you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should carefully read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” before investing in our common stock.

Generally, when we refer to this “prospectus supplement,” we are referring to both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents or information incorporated or deemed incorporated by reference herein or therein, and any free writing prospectus that we may provide you in connection with this offering. We have not, and the sales agents have not, authorized anyone to provide you with different information. If anyone provides you with any additional or different information, you should not rely on it. We are not, and the sales agents are not, making an offer to sell or selling these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any of the documents or information incorporated or deemed incorporated by reference herein or therein, or any free writing prospectus, is accurate as of any date other than the respective dates of those documents, except where the information is as of a specific date. In case there are any differences or inconsistencies between this prospectus supplement, the accompanying prospectus, and the information incorporated by reference, you should rely on the information in the document with the latest date.

Duke Realty Corporation is an Indiana corporation. Our principal offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, and our telephone number at that address is (317) 808-6000. Our website is located at http://www.dukerealty.com. The information contained on our website is not part of this prospectus supplement or the accompanying prospectus.

S-i

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus supplement, including, without limitation, those related to our future operations, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “strategy”,” “continue,” “plan,” “seek,” “may,” “could,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance, or achievements that we express or imply in this prospectus supplement or in the information contained in or incorporated by reference into this prospectus supplement. Some of the risks, uncertainties, and other important factors that may affect future results include, among others:

•	changes in general economic and business conditions, including the financial condition of our tenants and the value of our real estate assets;

•	our continued qualification as a REIT for U.S. federal income tax purposes;

•	heightened competition for tenants and potential decreases in property occupancy;

•	potential changes in the financial markets and interest rates;

•	volatility in our stock price and trading volume;

•	our continuing ability to raise funds on favorable terms, or at all;

•	our ability to successfully identify, acquire, develop and/or manage properties on terms that are favorable to us;

•	potential increases in real estate construction costs;

•

our ability to successfully dispose of properties on terms that are favorable to us, including, without limitation, through one or more transactions that are consistent with our previously disclosed strategic plans;

•	our ability to successfully integrate our acquired properties;

•	our ability to retain our current credit ratings;

•	inherent risks related to disruption of information technology networks and related systems, cyber security attacks and new system implementation;

•	inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; and

•	other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Although we presently believe that the plans, expectations, and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus were reasonable at the time they were made, all forward-looking statements are inherently subjective, uncertain, and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

S-ii

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included under the caption “Risk Factors” in this prospectus and in Annual Report on Form 10-K for the year ended December 31, 2018. The risk factors contained in our Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us. It may not contain all the information that may be important to you in deciding whether to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, together with the information incorporated by reference, including the risk factors, financial data, and related notes, before making an investment decision.

The Company

We are a self-administered and self-managed REIT that began operations through a related entity in 1972. We specialize in the ownership, management and development of industrial real estate. As of June 30, 2019, we:

•

Owned or jointly controlled 538 primarily industrial properties, of which 519 properties with 151.6 million square feet were in service and 19 properties with 6.4 million square feet were under development. The 519 in-service properties were comprised of 476 consolidated properties with 138.7 million square feet and 43 unconsolidated joint venture properties with 12.9 million square feet. The 19 properties under development consisted entirely of consolidated properties.

•

Owned directly, or through ownership interests in unconsolidated joint ventures (with acreage not adjusted for our percentage ownership interest), approximately 1,700 acres of land and controlled approximately 1,000 acres through purchase options.

Our overall strategy is to continue to increase our investment in quality industrial properties primarily through development, on both a speculative and build-to-suit basis, supplemented with acquisitions in higher barrier markets with the highest growth potential.

We provide the following services for our properties and for certain properties owned by third parties and joint ventures:

•	property leasing;

•	property management;

•	asset management;

•	construction;

•	development; and

•	other tenant-related services.

Our principal executive offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. The telephone number at such address is (317) 808-6000. Our website is located at www.dukerealty.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus. We make available free of charge, through our corporate website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Additionally, we have regional offices or significant operations in 19 other geographic or metropolitan areas including Atlanta, Georgia; Chicago, Illinois; Cincinnati, Ohio; Columbus, Ohio; Dallas, Texas; Houston, Texas; Minneapolis – St. Paul, Minnesota; Nashville, Tennessee; Raleigh, North Carolina; Savannah, Georgia; Seattle, Washington; St. Louis, Missouri; Washington D.C./Baltimore, Maryland; Central Florida; New Jersey; Northern and Southern California; Pennsylvania and South Florida.

We directly or indirectly hold all of the interests in our properties and land and conduct all of our operations through the Operating Partnership. We control the Operating Partnership as its sole General Partner and owned, as of June 30, 2019, approximately 99% of the Operating Partnership’s issued and outstanding common units. Holders of common units in the Operating Partnership (other than us) may exchange them for our common stock on a one-for-one basis. When common units are exchanged for common stock, our percentage interest in the Operating Partnership increases.

The Offering

Issuer	Duke Realty Corporation, an Indiana corporation.

Common Stock Offered	Shares of our common stock, $0.01 par value per share, having aggregate sales proceeds of up to $400,000,000.

Use of Proceeds	We presently intend to use the net proceeds from any sales of shares of common stock resulting from this prospectus supplement to partially fund development, to reduce our outstanding indebtedness and for other general corporate purposes. We have not yet determined which of our outstanding indebtedness will be repaid with the proceeds of this offering.

Conflicts of Interest	Certain of the sales agents and/or their affiliates are lenders and provide other services under our existing unsecured credit facility. Certain of the sales agents and/or their affiliates have also provided, and any of the sales agents and/or their affiliates may in the future provide, additional investment banking, broker dealer, lending, financial advisory, or other services for us. We may use the net proceeds from sales of shares under this prospectus supplement to repay borrowings under our existing lending arrangements and future lending arrangements in which the sales agents and/or their affiliates participate. See “Supplemental Risk Factors – The sales agents may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us” and “Plan of Distribution (Conflicts of Interest).”

Risk Factors	Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the heading “Supplemental Risk Factors” beginning on page S-3 of this prospectus supplement, and the risk factors set forth under the heading “Item 1A. Risk Factors” beginning on page 7 of our Annual Report on Form 10-K for the year ended December 31, 2018 for certain considerations relevant to an investment in our common stock.

NYSE Symbol	DRE

Transfer Agent and Registrar	Equiniti Trust Company

SUPPLEMENTAL RISK FACTORS

Investing in our common stock involves risks. In deciding whether to invest in our common stock, you should carefully consider the following risk factors and the risk factors included in our 2018 Annual Report on Form 10-K, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. The risks and uncertainties described below and in our 2018 Annual Report on Form 10-K are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occurs, our business, financial condition, or results of operations could be materially and adversely affected. In that case, the value of our common stock and your investment could decline.

Future sales or issuances of our common stock may dilute the ownership interest of existing shareholders and depress the trading price of our common stock.

We cannot predict the effect, if any, that future sales of our common stock, including sales pursuant to the equity distribution agreement, or the availability of our common stock for future sale, will have on the market price of shares of our common stock. Future sales or issuances of our common stock may dilute the ownership interests of our existing shareholders, including purchasers of common stock in this offering. In addition, future sales or issuances of substantial amounts of our common stock may be at prices below the offering price of the shares offered by this prospectus supplement and may adversely impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. The perception that such sales or issuances may occur could also negatively impact the market price of our common stock.

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	actual or anticipated variations in our operating results or dividends;

•	changes in our funds from operations or earnings estimates;

•	our ability to meet quarterly estimates published by securities analysts, which may be based on assumptions which differ from our actual results;

•	publication of research reports about us or the real estate industry, generally;

•	increases in market interest rates that lead purchasers of our shares to demand a higher dividend yield;

•	changes in market valuations of similar companies;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	actions by institutional shareholders;

•	speculation in the press or investment community;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	the realization of any of the other risk factors included in, or incorporated by reference into, this prospectus supplement; and

•	general market and economic conditions.

In addition, many of the factors listed above and other factors that may impact our stock price are beyond our control and we cannot predict their potential effects on the price of our common stock. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business, or prospects. In addition, the securities markets in general may experience considerable unexpected price and volume fluctuations. It is impossible to ensure that the market price of our common stock will not fall in the future.

We may enter into future acquisitions and take certain actions in connection with such acquisitions that could affect the price of our common stock.

As part of our growth strategy, we expect to continue to regularly review acquisition prospects that would offer business and strategic opportunities. In the event of future acquisitions, we could:

•	use a significant portion of our available cash;

•	issue equity securities, which would dilute the current percentage ownership of our shareholders;

•	incur substantial debt;

•	incur or assume contingent liabilities, known or unknown; and

•	incur amortization expenses related to intangibles.

Any such actions by us could harm our business, financial condition, results of operations, or prospects and adversely affect the market price of our common stock.

We may issue additional debt securities or equity securities that are senior to our common stock for the purposes of dividend and liquidating distributions, which could further restrict our operations and expose us to additional risk, and the market price of our common stock could be adversely affected.

If we decide to issue additional debt securities in the future, the indenture or other instrument governing such securities may contain covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we may issue in the future may have rights, preferences and privileges more favorable than those of our common stock. Holders of debt securities may also be granted specific rights, including, but not limited to, the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments and rights to approve the sale of assets. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Any preferred stock we may issue could have a preference on liquidating distributions and/or a preference on dividend payments that could limit our ability to make a distribution to the holders of our common stock. Such additional restrictive covenants, operating restrictions and preferential dividends could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay distributions to our stockholders.

The sales agents may have conflicts of interest that arise out of contractual relationships they or their affiliates have with us.

If we sell shares of our common stock under this prospectus supplement, we may use the net proceeds to repay a portion or all of the outstanding indebtedness under our existing unsecured credit facility. Wells Fargo Securities, LLC, is a joint lead arranger and joint book runner, Regions Capital Markets, a division of Regions Bank, an affiliate of Regions Securities LLC, is a joint lead arranger and documentation agent, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is syndication agent and lender, and Citibank, N.A., an affiliate of Citigroup Global Markets Inc., SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., and UBS AG, Stamford Branch, an affiliate of UBS Securities LLC, are documentation agents and lenders, Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, is a documentation agent, and Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, and Regions Bank, an affiliate of Regions Securities

LLC, are lenders under our existing unsecured credit facility. The sales agents and/or their affiliates may participate in future lending arrangements with us. As a result, a portion or all of the net proceeds of any sale of shares of our common stock under this prospectus supplement may be received by these sales agents and/or their affiliates. Because they may receive the net proceeds of any of these sales, certain of the sales agents may have an interest in these sales beyond the customary commissions they receive. This could result in a conflict of interest and cause them to act in a manner that is not in the best interests of us or our investors in connection with any sale of shares of our common stock under this prospectus supplement.

Our management will have broad discretion over the use of the proceeds to us from this offering and might not apply the proceeds of this offering in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of these proceeds, and you will not have the opportunity as a part of your investment decision to assess whether the net proceeds are being used appropriately. Management might not apply the net proceeds of this offering in ways that increase the value of your investment. We plan to use the net proceeds from this offering to fund development and acquisitions, to reduce our outstanding indebtedness and for other general corporate purposes. However, because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in cash or cash equivalents. These investments may not yield a significant return, if any, on any investment of these net proceeds.

USE OF PROCEEDS

We presently intend to use the net proceeds from any sales of shares of common stock resulting from this prospectus supplement to partially fund development and acquisitions, to reduce our outstanding indebtedness and for other general corporate purposes. We have not yet determined which of our outstanding indebtedness will be repaid with the proceeds of this offering. Pending their use, we may invest the net proceeds from this offering in cash or cash equivalents. These investments may not yield a significant return, if any, on any investment of these net proceeds.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material federal income tax consequences relating to the taxation of us as a REIT and to the purchase, ownership and disposition of our common stock.

Because this summary is intended only to address certain material federal income tax consequences relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending upon your particular tax situation;

•

special rules that we do not discuss below may apply if, for example, you are a tax-exempt organization (except to the extent discussed under “Treatment of Tax-Exempt Shareholders”), a broker-dealer, a non-U.S. person (except to the extent discussed under “Special Tax Considerations for Non U.S. Shareholders”), a trust, an estate, a regulated investment company, a financial institution, an insurance company or otherwise subject to special tax treatment under the Internal Revenue Code of 1986, as amended (the “Code”);

•	this summary generally does not address state, local or non-U.S. tax considerations;

•	this summary deals only with shareholders that hold our stock as “capital assets” within the meaning of Section 1221 of the Code; and

•	we do not intend this discussion to be, and you should not construe it as, tax advice.

You should review the following discussion and consult with your own tax advisor to determine the effect of ownership and disposition of our stock on your individual tax situation, including any state, local or non-U.S. tax consequences.

We base the information in this section on the current Code, current final, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service (the “IRS”), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The IRS has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible. Prospective shareholders are urged to consult with their tax advisors with respect to the effects of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

We urge you, as a prospective investor in our common stock, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election, the changes made in the Tax Cuts and Jobs Act and potential changes in applicable tax laws.

Taxation of Our Company as a REIT

We believe that, commencing with our taxable year ended December 31, 1986, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders. These laws are highly technical and complex.

Alston & Bird LLP has acted as our tax counsel in connection with the filing of this prospectus supplement. Alston & Bird LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 1999, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth herein and in this prospectus supplement and the accompanying prospectus and does not foreclose the possibility that we may have to pay a deficiency dividend, or an excise or penalty tax, which could be significant in amount, in order to maintain our REIT qualification. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Alston & Bird LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Alston & Bird LLP has no obligation to update its opinion subsequent to the date of such opinion.

Federal Income Taxation of Our Company

If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Code generally allow a REIT to deduct dividends paid to its shareholders, substantially eliminating the federal “double taxation” on earnings (once at the corporate level when earned and once again at the shareholder level when distributed) that usually results from investments in a corporation. Nevertheless, we will be subject to federal income tax as follows:

•	we will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains;

•

if we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate income tax rate on such income;

•

if we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business) unless we qualify for a safe harbor exception, such income will be subject to a 100% tax;

•

if we should fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of the amount by which the 75% gross income test was not satisfied or the amount by which the 95% gross income test was not satisfied, in each case, multiplied by a fraction intended to reflect our profitability;

•

if (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate;

•

if we fail to satisfy any of the REIT qualification requirements other than the gross income and asset tests and such failure is due to reasonable cause, we may avoid disqualification as a REIT by, among other things, paying a penalty of $50,000 or more in certain cases;

•	if we fail to distribute during each year at least the sum of:

○	85% of our ordinary income for such year,

○	95% of our capital gain net income for such year, and

○	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed;

•

if we should acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction, no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the 5-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate income rate on the lesser of the amount of gain that we recognize at the time of the disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax;”

•

we may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders;

•

if we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit for its proportionate share of the tax we paid; and

•

we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of any amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements For Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, nature of assets and distributions.

The Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for application of the REIT rules;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

•	that has at least 100 persons as beneficial owners;

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during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain entities);

•	that files an election or continues such election to be taxed as a REIT on its return for each taxable year;

•	that uses the calendar year as its taxable year; and

•	that satisfies the gross income tests, the asset tests, and the distribution tests, described below.

The Code provides that REITs must satisfy all of the first four preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Code, and not the pension or profit-sharing trust itself, are treated as REIT shareholders. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our articles of incorporation currently include restrictions regarding transfer of our stock that assist us in continuing to satisfy the fifth and sixth of these requirements.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Other wholly owned entities, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states. All assets, liabilities and items of income, deduction and credit of other disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of their sole member and may be reattributed if that sole member is a partnership or another disregarded entity.

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s income, in both cases being based on its relative capital interest in the partnership. (For purposes of this discussion, references to a “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a “Partner” include a member of such a limited liability company or other such entity.) However, solely for purposes of the 10% value test described below (see “-Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership’s share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest) is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

We have control of the Operating Partnership and intend to operate it in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner in any partnership and such partnership takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such partnership. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT for purposes of the REIT asset tests, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary for purposes of the REIT gross income tests. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT gross income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g. activities that give rise to certain categories of income such as management fees).

We own direct or indirect interests in a number of taxable REIT subsidiaries, such as Duke Realty Construction, Inc. Our taxable REIT subsidiaries are entities that are classified as corporations for U.S. federal income tax purposes in which Duke Realty directly or indirectly owns stock and that elect, together with us, to be treated as our taxable REIT subsidiaries. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary may perform certain tenant services without causing us to receive impermissible tenant services income under the REIT gross income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of any amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

Gross Income Tests. In order to maintain qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, we must derive at least 95% of our gross income for each taxable year from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities. Gross income from prohibited transactions, income with respect to certain hedging transactions, and certain foreign currency gains are disregarded in applying the gross income tests.

As noted above, we are subject to a 100% penalty tax on income from prohibited transactions (generally, income derived from the sale of property primarily held for sale to customers in the ordinary course of business). The Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income) and (ii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. However, if the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year may be up to 20% of the aggregate adjusted basis or 20% of the fair market value. In certain years, we have made sales that did not qualify for the safe harbor but that we believe were not sales of property held for sale in the ordinary course of business and were not prohibited transactions, and we may make sales in the future that do not satisfy the safe harbors. The IRS could challenge our analysis of the facts and circumstances and treatment of such sales.

Any income from (i) a hedging transaction that is clearly and timely identified and that hedges indebtedness incurred or to be incurred to acquire or carry real estate assets, (ii) a clearly and timely identified transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income that would qualify under a 75% or the 95% gross income tests, or (iii) a transaction that hedges existing hedging positions after a portion of the hedged indebtedness or property is disposed of will be disregarded (rather than being treated either as qualifying income or non-qualifying income) for purposes of the 75% and the 95% gross income tests. Hedging income that does not meet these requirements will be treated as non-qualifying income for purposes of the 75% and the 95% gross income tests.

Any income from foreign currency gain that is “real estate foreign exchange gain” as defined in the Code will be disregarded for purposes of the 75% gross income tests. “Real estate foreign exchange gain” includes foreign currency gains attributable to (i) any item of income or gain that would qualify under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property, (iv) remittances from qualified business units that meet the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter, and (v) any other foreign currency gain as determined by the IRS. Other foreign currency gain, if such currency gain is “passive foreign exchange gain” as defined in the Code, will be disregarded for purposes of the 95% gross income test. “Passive foreign exchange gain” includes foreign currency gains attributable to (i) real estate foreign exchange gain, (ii) any item of income or gain that would qualify under the 95% gross income test, (iii) the acquisition or ownership of obligations, (iv) becoming or being the obligor under the obligations, and (v) any other foreign currency gain as determined by the IRS.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” generally excludes any amount received directly or indirectly from any tenant if we, or an owner of 10% of more of our outstanding stock, directly or constructively, own 10% or more of such tenant taking into consideration the applicable attribution rules, which we refer to as a “related party tenant.” Third, if rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”

We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

The Operating Partnership does provide some services with respect to the properties. We believe that the services with respect to the properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the Operating Partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.

We, including the Operating Partnership, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the Operating Partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The Operating Partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

If we fail to satisfy the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Code. This relief provision generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests.

We cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy multiple tests relating to the nature and diversification of our assets.

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At least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. The term “real estate assets” includes real property, personal property that generates rents from real property, certain kinds of mortgage-backed securities and mortgage loans, stock of other REITs, and debt instruments issued by publicly offered REITs.

•	No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class.

•	Except for equity investments in REITs, or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test:

○	the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

○	we may not own more than 10% of any one issuer’s outstanding voting securities; and

○	we may not own more than 10% of the value of the outstanding securities of any one issuer.

•	No more than 20% (for any taxable year beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our assets may consist of nonqualified publicly offered REIT debt instruments.

Certain types of securities are disregarded as securities for purposes of the 10% value limitation discussed above including, (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. Special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

We believe that the aggregate value of our securities issued by our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT or a taxable REIT subsidiary, we believe that the value of the securities, including debt, of any such issuer owned (or treated as owned) by us does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. We do not appraise the securities we hold, and the IRS could disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

After the 30-day cure period, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, a REIT may avoid disqualification as a REIT after the 30-day cure period, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirement

To qualify for taxation as a REIT, the Code requires that we make distributions (other than capital gain distributions) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We generally must pay distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend in January of the following year, we will be treated as having paid, and our stockholders will be treated as having received, the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and are made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

Even if we satisfy the foregoing distribution requirement, we will be subject to regular corporate income tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85% of our ordinary income for that year; 95% of our capital gain net income for that year; and any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

In addition, if during the 5-year recognition period, we dispose of any asset subject to the Built-in Gains Tax Rules described above, we must, pursuant to guidance issued by the IRS, distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement and, generally, avoid income and excise taxes. In this regard, the partnership agreement of the Operating Partnership authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet the distribution requirement.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to satisfy the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to satisfy the distribution requirement or avoid such income or excise taxation. Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. Proposed Treasury Regulations would define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to our operating partnership, underlying partnerships and our taxable REIT subsidiaries. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to satisfy the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure To Qualify

A violation of a REIT requirement other than the gross income tests or the asset tests will not cause us to lose our qualification as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the provision. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders will be dividends, generally taxable at long-term capital gains tax rates (as described below), subject to certain limitations of the Code, and corporate shareholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

As used in this prospectus, the term “U.S. Shareholder” means a holder of our stock that, for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to federal income taxation regardless of its source;

•

is any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	is an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

For U.S. federal income tax purposes, income earned through an entity that is classified as a partnership for U.S. federal income tax purposes, regardless of where it was organized, is generally attributed to its partners. Accordingly, the U.S. federal income tax treatment of a partner in a partnership that holds our stock will generally depend on the status of the partner and the activities of the partnership. Prospective shareholders that are partnerships should consult their tax advisers concerning the U.S. federal income tax consequences to their partners of the acquisition, ownership and disposition of our stock.

For any taxable year for which we qualify for taxation as a REIT, taxable U.S. Shareholders will be taxed as discussed below.

Distributions Generally. The federal income tax treatment of distributions that you receive depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and (ii) whether any portion of such distributions are designated as qualified dividend income or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate U.S. Shareholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividend income or capital gain dividends (“qualified REIT dividends”) are treated as ordinary income. For taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate taxpayers are entitled to a deduction of up to 20% of their qualified REIT dividends. The amount of the deduction may be up to 20% of the amount of the non-corporate U.S. Shareholder’s aggregate qualified dividend income, but may be less than 20% of the amount of qualified REIT dividends if the U.S. shareholder has losses from publicly traded partnerships or the U.S. Shareholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. Shareholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. Shareholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.

Dividends received from REITs are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). However, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). In addition, dividends received from a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year.

Dividends we pay are not eligible for the dividends-received deduction for corporations.

To the extent that we make a distribution in excess of our positive current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s stock, and then any distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its stock.

Dividends we declare in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

We may elect to retain and pay income tax on net long-term capital gain that we received during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of the undistributed long-term capital gains as we designated. The U.S. Shareholders will also be deemed to have paid their proportionate share of the tax, which would be credited against such shareholders’ U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Any long-term capital gain generally will be taxed to a non-corporate taxpayer at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designate as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gains rates (currently at a maximum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitations. Dividends we distribute and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. shareholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any tax losses that we incur.

Dispositions of Shares. In general, U.S. Shareholders will realize capital gain or loss on the disposition of our stock equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder’s adjusted basis in the stock. This gain or loss will be a capital gain or loss if the U.S. Shareholder has held the shares as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if the shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket (the maximum rate for non-corporate taxpayers currently being 20%). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder on the sale of our stock that would correspond to our “unrecaptured Section 1250 gain.” Shareholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of stock that the shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends” described above is not taken into account in computing net investment income. U.S. Shareholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Treatment of Tax-Exempt Shareholders. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute “unrelated business taxable income,” which we refer to as “UBTI,” unless the shareholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10% (by value) of the shares of a “pension-held REIT” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Special Tax Considerations For Non-U.S. Shareholders

In general, non-U.S. Shareholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the United States. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

Distributions

Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of stock.

Distributions by us with respect to our common stock that are attributable to gain from the sale or exchange of a United States real property interest will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder as long as our common stock is “regularly traded” on an established securities market if the non-U.S. Shareholder did not own more than 10% of such class of stock at any time during the one-year period preceding the distribution. Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of our common stock in the year preceding the distribution will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Shareholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. Shareholder will be required to report such gains on U.S. federal income tax returns and will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of our stock generally should be treated with respect to non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 15% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder’s U.S. federal income tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•	a lower treaty rate applies and the non-U.S. Shareholder files with us an appropriate IRS Form W-8 evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•

the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at the maximum corporate income tax rate.

Dispositions of Our Common Stock

Unless our stock constitutes a “United States real property interest” within the meaning of FIRPTA, a sale of our stock by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our stock will not constitute a United States real property interest if we are a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders.

We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our stock will not be subject to taxation under FIRPTA. However, because our stock will be publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder’s sale of our stock would be subject to tax under FIRPTA as a sale of a United States real property interest unless the stock were “regularly traded” on an established securities market (such as the New York Stock Exchange) on which the stock will be listed and the selling shareholder owned no more than 10% of the common stock throughout the applicable testing period. If the gain on the sale of stock were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our stock is not a United States real property interest, a nonresident alien individual’s gains from the sale of stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of our stock from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if the purchased stock is “regularly traded” on an established securities market. Otherwise, the purchaser of our stock from a non-U.S. Shareholder may be required to withhold 15% of the purchase price and remit this amount to the IRS. Our common stock currently is traded on the New York Stock Exchange. We believe that we qualify under the regularly traded exception to withholding, but we cannot provide any assurance to that effect.

Qualified Shareholders

Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds

A qualified foreign pension fund (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

FATCA Withholding

Withholding at a rate of 30% is required on dividends paid in respect of shares of our common stock to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA would also have applied to payments of gross proceeds from the disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on gross proceeds payments. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding Tax

U.S. Shareholders. In general, information reporting requirements will apply to payments of distributions on our stock and payments of the proceeds of the sale of our stock, unless an exception applies. Further, the payer will be required to withhold backup withholding tax if:

•	the payee fails to furnish a taxpayer identification number to the payer or to establish an exemption from backup withholding;

•	the IRS notifies the payer that the taxpayer identification number furnished by the payee is incorrect;

•	a notified payee has been under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

•	the payee has failed to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s federal income tax and may entitle the shareholder to a refund, provided that the shareholder furnishes the required information to the IRS.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. Shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Shareholder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Shareholder’s foreign status and has no actual knowledge to the contrary.

Tax Basis and Other Information Reporting. Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a shareholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the shareholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the shareholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earnings and profits, we will report to each shareholder and the IRS (or post on our primary public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to shareholders or the IRS.

Shareholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Tax Aspects of the Operating Partnership

General. The Operating Partnership holds substantially all of our investments. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of these Operating Partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by the Operating Partnership.

Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which we refer to as a “book-tax difference.” These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires allocations to be made in a manner consistent with Section 704(c) of the Code.

In general, the partners who have contributed interests in appreciated properties to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and we generally will be allocated only our share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of the properties. This will tend to eliminate the book-tax difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause us to be allocated lower depreciation and other deductions and possibly amounts of taxable income in the event of a sale of the contributed assets in excess of the economic or book income allocated to it as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement.

Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including the “traditional method” that may leave some of the book-tax differences unaccounted for, or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. For most property contributions, we, along with the Operating Partnership, have determined to use the “traditional method” for accounting for book-tax differences with respect to the properties contributed to the Operating Partnership. As a result of this determination, distributions to shareholders will be comprised of a greater portion of taxable income and less return of capital than if another method for accounting for book-tax differences had been selected. We, along with the Operating Partnership, have not determined which of the alternative methods of accounting for book-tax differences will be elected with respect to properties contributed to the Operating Partnership in the future.

With respect to any property purchased by the Operating Partnership, this property initially will have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

Basis in Operating Partnership Interest. Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will equal the amount of cash and the basis of any other property that we contributed to the Operating Partnership;

•	will increase by our allocable share of the Operating Partnership’s income and our allocable share of debt of the Operating Partnership; and

•

will decrease, but not below zero, by our allocable share of losses suffered by the Operating Partnership, the amount of cash distributed to us, and constructive distributions resulting from a reduction in our share of debt of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership, the recognition of the excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our interest in the Operating Partnership. To the extent that the Operating Partnership’s distributions, or any decrease in our share of the debt of the Operating Partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, the excess distributions (including such constructive distributions) constitute taxable income to us. This taxable income normally will be characterized as long-term capital gain if we have held our interest in the Operating Partnership for longer than one year, subject to reduced tax rates described above for non-corporate U.S. Shareholders, to the extent designated by us as a capital gain dividend. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties. Our share of gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless a safe harbor exception applies. Prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether the Operating Partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership’s investment objectives.

Partnership Audits. For partnership tax returns for taxable years beginning after December 31, 2017, new rules apply for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our Operating Partnership or any of its subsidiary partnerships are able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment.

State and Local Tax

We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We have entered into an equity distribution agreement with BTIG, LLC, Citigroup Global Markets Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC, and Wells Fargo Securities, LLC, the sales agents, under which we may issue and sell over a period of time, and from time to time, shares of our common stock having an aggregate offering price of up to $400,000,000 through the sales agents. Sales of the shares to which this prospectus supplement and the accompanying prospectus relate, if any, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed with the applicable sales agent, including in block transactions or any other method permitted by law.

Upon written instructions from us, the sales agents will offer the shares of our common stock, subject to the terms and conditions of the equity distribution agreement, on a daily basis or as otherwise agreed upon by us and the sales agents. We will designate the maximum amount of shares of common stock to be sold through the sales agents on a daily basis or otherwise determine such maximum amount together with the sales agents. Subject to the terms and conditions of the equity distribution agreement, each sales agent will use its reasonable efforts to sell on our behalf all of the shares of common stock so designated or determined. We may instruct the sales agents not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of shares of common stock being made through the sales agents under the equity distribution agreement upon proper notice to the other party.

For their service as sales agents in connection with the sale of shares of our common stock that may be offered hereby, we will pay the sales agents an aggregate fee of up to 2% of the gross sales price per share for any shares sold through them acting as our sales agents. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

The sales agents will provide written confirmation to us following the close of trading on the NYSE on each day in which shares of common stock are sold by them on our behalf under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the sales agents and the proceeds to us net of such compensation.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the sales agents. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement.

We will deliver to the NYSE copies of this prospectus supplement and the accompanying prospectus pursuant to the rules of the NYSE. Unless otherwise required, we will report at least quarterly the number of shares of common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the sales agents in connection with the sales of common stock.

Under the terms of the equity distribution agreement, we also may sell shares to each of the sales agents, as principal for its own respective account, at a price per share to be agreed upon at the time of sale. If we sell shares to a sales agent, acting as principal, we will enter into a separate terms agreement with that sales agent setting forth the terms of such transaction, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

In connection with the sale of common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed, under the equity distribution agreement, to provide indemnification and contribution to the sales agents against certain civil liabilities, including liabilities under the Securities Act.

As described above under “Use of Proceeds,” we may use the net proceeds from this offering to reduce our outstanding indebtedness, which could include the repayment of borrowings under our existing unsecured credit facility, as well as future lending arrangements in which the sales agents and/or their affiliates participate. Wells Fargo Securities, LLC, is a joint lead arranger and joint book runner, Regions Capital Markets, a division of Regions Bank, an affiliate of Regions Securities LLC, is a joint lead arranger and documentation agent, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, is syndication agent and lender, and Citibank, N.A., an affiliate of Citigroup Global Markets Inc., SunTrust Bank, an affiliate of SunTrust Robinson Humphrey, Inc., and UBS AG, Stamford Branch, an affiliate of UBS Securities LLC, are documentation agents and lenders, Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. LLC, is a documentation agent, and Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, and Regions Bank, an affiliate of Regions Securities LLC, are lenders under our existing unsecured credit facility. To the extent that the net proceeds of this offering are applied to repay borrowings under our existing unsecured credit facility, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, Regions Securities LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC, and Wells Fargo Securities, LLC and/or their affiliates will receive a portion of the net proceeds of this offering.

The sales agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We estimate that the total expenses from this offering payable by us, excluding compensation payable to the sales agents under the equity distribution agreement, will be approximately $245,000.

The offering of common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of all the shares of our common stock subject to the equity distribution agreement, or (2) the termination of the equity distribution agreement, pursuant to its terms, by either the sales agents or us.

LEGAL MATTERS

The legality of the securities offered by this prospectus supplement will be passed on for us by Alston & Bird LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the sales agents by Clifford Chance US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov. In addition, since some of our securities are listed on the NYSE, you can read our SEC filings at the offices of the NYSE, 11 Wall Street, New York, New York 10005. Copies of our SEC filings and additional information about Duke Realty may be found on our website at www.dukerealty.com. The information on our website is not a part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

•	Duke Realty and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2018;

•

the information specifically incorporated by reference into Duke Realty and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December  31, 2018 from Duke Realty’s Definitive Proxy Statement on Schedule 14A, filed on March 13, 2019;

•	Duke Realty and the Operating Partnership’s combined Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019;

•

Duke Realty and the Operating Partnership’s combined Current Reports on Form 8-K (and amendments filed on Form 8-K/A, as applicable) filed on January 31, 2019,  April 25, 2019 and April  25, 2019 (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”);

•	the description of our common stock included in our Registration Statement on Form 8-A dated January 2, 1986, as amended; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act and except for Annual Reports on Form 11-K).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Investor Relations

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Telephone: (317) 808-6005

PROSPECTUS

DUKE REALTY CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

Guarantees of Debt Securities

DUKE REALTY LIMITED PARTNERSHIP

Debt Securities

This prospectus describes debt and equity securities that may be issued and sold, from time to time, by Duke Realty Corporation and/or Duke Realty Limited Partnership, or that may be offered and sold, from time to time, by selling securityholders to be identified in the future. Duke Realty Corporation may offer and sell common stock, preferred stock, depositary shares, warrants, stock purchase contracts, units and guarantees of debt securities, and Duke Realty Limited Partnership may offer and sell non-convertible debt securities. The preferred stock, warrants and stock purchase contracts described herein may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Duke Realty Corporation or Duke Realty Limited Partnership or debt or equity securities of one or more other entities. The common stock of Duke Realty Corporation is listed on the New York Stock Exchange under the ticker symbol “DRE.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Investing in our securities involves various risks. You should carefully read and consider the risk factors referred to on page 3 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2018.

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IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

In this prospectus, the words “Duke Realty,” “we,” “us” and “our” refer to Duke Realty Corporation and the “Operating Partnership” refers to Duke Realty Limited Partnership.

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the “SEC.” Under this shelf registration statement, Duke Realty and the Operating Partnership from time to time may issue and sell any combination of the securities described in this prospectus in one or more offerings, and selling securityholders may from time to time offer and sell any such security owned by them. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website, www.sec.gov, or at the SEC public reference room mentioned under the heading “Where You Can Find More Information.”

Please read this prospectus carefully. This prospectus provides you with a general description of the securities that Duke Realty, the Operating Partnership or the selling securityholders may offer. You should rely only on the information contained in this prospectus, any accompanying prospectus supplement, the documents incorporated or deemed incorporated by reference herein or therein and any free writing prospectus that we may provide you in connection with the offered securities. No person is authorized to give any information or make any representation that is different. If anyone provides you with any additional or different information, you should not rely on it. Duke Realty, the Operating Partnership and the selling securityholders are only offering the securities in places where sales of those securities are permitted.

You should not assume that the information contained in this prospectus, any accompanying prospectus supplement, any information incorporated or deemed incorporated by reference herein or therein or any free writing prospectus, is current as of any date other than the date of such information. Our business, financial condition, results of operations and prospects and the business may have changed since that date.

Each time that Duke Realty, the Operating Partnership or any selling securityholder sells securities, they will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. Before you buy any of our securities, it is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

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CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to our future operations, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “strategy,” “continue,” “seek,” “may,” “could” and similar expressions or statements regarding future periods are intended to identify forward-looking statements, although not all forward-looking statements may contain such words.

These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information contained in or incorporated by reference into this prospectus. Some of the risks, uncertainties and other important factors that may affect future results include, among others:

•	Changes in general economic and business conditions, including the financial condition of our tenants and the value of our real estate assets;

•	The continued qualification of Duke Realty as a real estate investment trust, or REIT, for U.S. federal income tax purposes;

•	Heightened competition for tenants and potential decreases in property occupancy;

•	Potential changes in the financial markets and interest rates;

•	Volatility in Duke Realty’s stock price and trading volume;

•	Our continuing ability to raise funds on favorable terms, or at all;

•	Our ability to successfully identify, acquire, develop and/or manage properties on terms that are favorable to us;

•	Potential increases in real estate construction costs;

•

Our ability to successfully dispose of properties on terms that are favorable to us, including, without limitation, through one or more transactions that are consistent with our previously disclosed strategic plans;

•	Our ability to successfully integrate our acquired properties;

•	Our ability to retain our current credit ratings;

•	Inherent risks in the real estate business, including, but not limited to, tenant defaults, potential liability relating to environmental matters and liquidity of real estate investments; and

•	Other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC.

Although we presently believe that the plans, expectations and anticipated results expressed in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus are reasonable, all forward-looking statements are inherently subjective, uncertain and subject to change, as they involve substantial risks and uncertainties, including those beyond our control. New factors emerge from time to time, and it is not possible for us to predict the nature, or assess the potential impact, of each new factor on our business. Given these uncertainties, we caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

The above list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. Additional information regarding risk factors that may affect us is included in our Annual Report on Form 10-K for the year ended December 31, 2017. The risk factors contained in our Annual Report are updated by us from time to time in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC.

DUKE REALTY AND THE OPERATING PARTNERSHIP

We and the Operating Partnership collectively specialize in the ownership, management and development of bulk distribution, or “industrial,” real estate.

We are a self-administered and self-managed REIT that was formed in 1985 and began operations upon the completion of an initial public offering in 1986. The Operating Partnership began operations in October 1993, when Duke Realty contributed all of its properties and related assets and liabilities, together with the net proceeds from an offering of additional shares of its common stock, to the Operating Partnership. Simultaneously, the Operating Partnership completed the acquisition of Duke Associates, a full-service commercial real estate firm operating in the Midwest whose operations began in 1972. We are the sole general partner of the Operating Partnership, owning 99.1% of its common units at December 31, 2017. The remaining 0.9% of the common units are owned by limited partners.

As of December 31, 2017, our diversified portfolio of 509 rental properties (including 42 jointly controlled in-service properties with 11.2 million square feet, 12 consolidated properties under development with 7.2 million square feet and four jointly controlled properties under development with 2.0 million square feet) encompassed 148.8 million rentable square feet. Our properties are leased by a diverse base of more than 1,000 tenants whose businesses include e-commerce, government services, manufacturing, retailing, wholesale trade, and distribution. We also owned, including through ownership interests in unconsolidated joint ventures (with acreage not adjusted for our percentage ownership interest), 1,900 acres of land and controlled an additional 1,600 acres through purchase options.

Our strategic objectives include (i) increasing our investment in quality industrial properties through development; (ii) acquiring industrial properties in markets we believe provide the best potential for future rental growth; and (iii) maintaining an optimal land inventory through selected strategic land acquisitions, new development activity and sales of surplus land. We are continuing to execute our asset strategy through a disciplined approach by identifying development opportunities, identifying select acquisition targets where the asset quality and pricing meet our objectives and continually evaluating our portfolio for disposition by regularly identifying assets that no longer meet our long-term objectives.

Our headquarters and executive offices are located at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, and our telephone number at that address is (317) 808-6005. We additionally have regional offices or significant operations in 20 other geographic or metropolitan areas including Atlanta, Georgia; Baltimore, Maryland; Central Florida; Chicago, Illinois; Cincinnati, Ohio; Columbus, Ohio; Dallas, Texas; Houston, Texas; Minneapolis, Minnesota; Nashville, Tennessee; New Jersey; Northern and Southern California; Pennsylvania; Raleigh, North Carolina; Savannah, Georgia; Seattle, Washington; South Florida; St. Louis, Missouri; and Washington D.C.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations and financial condition.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to, the development and acquisition of additional rental properties and other acquisition transactions, the repayment of outstanding debt and improvements to properties in our portfolio.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table shows ratios of earnings to fixed charges for Duke Realty and the Operating Partnership for the periods indicated.

	Duke Realty	Operating Partnership
Year Ended December 31, 2017	3.25	3.25
Year Ended December 31, 2016	2.79	2.79
Year Ended December 31, 2015	1.88	1.88
Year Ended December 31, 2014	1.85	1.85
Year Ended December 31, 2013	1.23	1.23

The following table shows ratios of earnings to combined fixed charges and preferred stock dividends for Duke Realty and the Operating Partnership for the periods indicated. We do not currently have any preferred stock outstanding.

	Duke Realty	Operating Partnership
Year Ended December 31, 2017	3.25	3.25
Year Ended December 31, 2016	2.79	2.79
Year Ended December 31, 2015	1.88	1.88
Year Ended December 31, 2014	1.68	1.68
Year Ended December 31, 2013	1.10	1.10

For purposes of computing these ratios, earnings have been calculated by adding fixed charges, excluding capitalized interest, to income (loss) from continuing operations before gains or losses on land and depreciated property sales and (if applicable) minority interest in the Operating Partnership. Fixed charges consist (if applicable) of interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt issuance costs.

DESCRIPTION OF DEBT SECURITIES

The following summary outlines some of the material terms of the Operating Partnership’s non-convertible debt securities which could be senior debt securities or subordinated debt securities. The debt securities may consist of debentures, notes or other evidences of indebtedness, which may be guaranteed on a senior or subordinated basis by Duke Realty. The specific terms of any debt securities and the extent, if any, to which these general terms and provisions may or may not apply to the debt securities will be described in the prospectus supplement relating to the particular series of debt securities.

The Operating Partnership’s debt securities will be issued under an indenture, dated as of July 28, 2006, by and between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee. The trustee’s office is currently located at Global Corporation Trust, 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602. We have filed the indenture with the SEC, and the Trust Indenture Act of 1939 governs the indenture. The following description summarizes only the material provisions of the indenture. Accordingly, you should read the indenture, together with any applicable supplemental indenture(s), because it, and not this description, defines your rights as a holder of debt securities issued by the Operating Partnership.

General

The debt securities will be direct, unsecured obligations of the Operating Partnership. The senior debt securities will rank equally with all other senior debt of the Operating Partnership and the subordinated debt securities will rank equally with all other subordinated debt of the Operating Partnership, and will be subordinated to all of our existing and future senior debt. The debt securities will be effectively subordinated to the prior claims of each secured mortgage lender to any specific property that secures such lender’s mortgage.

The Operating Partnership may issue debt securities in one or more series without limit as to aggregate principal amount. We can establish an issue of debt securities as sole general partner of the Operating Partnership by a resolution of our board of directors or by a supplemental indenture. All debt securities of one series need not be issued at the same time, and a series may generally be reopened for additional issuances without the consent of the holders of the debt securities of the series.

The indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the indenture may resign or be replaced with a successor trustee. Upon written notice, a trustee may be removed by act of the holders of a majority in principle amount of the outstanding debt securities of the series with respect to which the trustee acts as trustee. Except as otherwise described in this prospectus, any action by a trustee may be taken only with respect to the debt securities for which it is trustee under the indenture.

A prospectus supplement will describe the specific terms of any series of debt securities the Operating Partnership offers, including:

•	the title and type of the debt securities;

•	whether that series of debt securities constitutes senior or subordinated debt securities;

•	the aggregate principal amount of the series of debt securities and any limit on the total principal amount of that series;

•	the price at which the Operating Partnership will issue the debt securities;

•	the dates on which the Operating Partnership will pay the principal of the debt securities;

•	the fixed or variable rate at which the debt securities will bear interest, or the method to determine the interest rate;

•	the basis upon which the Operating Partnership will calculate interest on the debt securities if other than a 360-day year of twelve 30-day months;

•	the timing and manner of making principal, interest and any premium payments on the debt securities;

•	the circumstances under which the Operating Partnership may defer interest payments;

•	if other than the trustee, the identity of each registrar and/or paying agent for the debt securities of the series;

•	the place where:

○	the Operating Partnership can make payments of the debt securities;

○	the debt securities can be surrendered; and

○	the holder may serve notices about the debt securities and the indenture, if other than as described in this prospectus;

•	the portion of the principal amount of the debt securities payable upon acceleration, if it is other than the full principal amount;

•	whether and under what conditions the Operating Partnership or the holders may redeem the debt securities;

•	any sinking fund or similar provisions;

•	the currency in which the Operating Partnership will pay principal, interest and any premium payments on the debt securities, if other than U.S. dollars;

•	the events of default or covenants of the debt securities, if they are different from or in addition to those described in this prospectus;

•	whether the Operating Partnership will issue the debt securities in certificated or book-entry form;

•	whether the Operating Partnership will issue the debt securities in registered or bearer form and their denominations, if other than $1,000 for registered form or $5,000 for bearer form;

•	whether the defeasance and covenant defeasance provisions described in this prospectus apply to the debt securities or are different in any manner;

•	the time, manner and place for the debt securities to be authenticated and delivered, if the debt securities are to be issued upon the exercise of debt warrants;

•

whether and under what circumstances the Operating Partnership will pay additional amounts on the debt securities for any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities instead of paying these amounts; and

•	any other terms of the debt securities.

Some debt securities may provide for less than the entire principal amount to be payable upon acceleration of their maturity, which we refer to as “original issue discount securities.” The prospectus supplement will describe any material federal income tax, accounting and other considerations applicable to any such original issue discount securities.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the prospectus supplement, the Operating Partnership will issue debt securities in denominations of:

•	$1,000 if they are in registered form;

•	$5,000 if they are in bearer form; or

•	any denomination if they are in global form.

Unless otherwise specified in the prospectus supplement, the principal, interest and any premium on debt securities will be payable at the corporate trust office of the trustee. The Operating Partnership may change the paying agent or registrar for a series of debt securities without prior notice to the holders of the debt securities, and the Operating Partnership or any of its subsidiaries may act as paying agent or registrar.

If any interest date or a maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after such interest payment date or such maturity date, as the case may be. For purposes of the indenture, a “business day” is any day, other than a Saturday or Sunday, on which banking institutions in New York City are open for business.

Subject to limitations imposed upon debt securities issued in book-entry form, you may exchange debt securities for different denominations of the same series or surrender debt securities for transfer at the corporate trust office of the trustee. Every debt security surrendered for transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. The Operating Partnership will not require the holder to pay any service charge for any transfer or exchange, but the trustee or the Operating Partnership may require the holder to pay any applicable tax or other governmental charge.

Neither the Operating Partnership nor the trustee is required to:

•	issue, transfer or exchange any debt security if the debt security may be among those selected for redemption during a 15-day period prior to the date of selection;

•	transfer or exchange any registered security selected for redemption in whole or in part, except, in the case of a registered security to be redeemed in part, the portion not to be redeemed;

•

exchange any bearer security selected for redemption, except that the holder may exchange the bearer security for a registered security of that series if the holder simultaneously surrenders the registered security for redemption; or

•	issue, transfer or exchange any debt security that the holder surrenders for repayment.

Guarantees

The debt securities issued by the Operating Partnership may be guaranteed on a senior or subordinated basis by Duke Realty, which guarantees would guarantee the due and punctual payments of principal, premium, if any, and interest on such debt securities, and the due and punctual payment of any sinking fund payments, if any, thereon, when and as the same shall become due and payable, including without limitation, at maturity, whether scheduled or as the result of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantees relating to a series of debt securities of the Operating Partnership will be set forth in the prospectus supplement relating to such debt securities.

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into, any other entity, provided that:

•

the Operating Partnership is the continuing entity, or the successor entity formed by the transaction or which received the transfer of assets is organized and existing under the laws of the United States or a state thereof and expressly assumes payment of the principal, interest and any premium on all the debt securities and the performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to the transaction and treating any debt that becomes an obligation of the Operating Partnership or any subsidiary as a result of the transaction as having been incurred by the Operating Partnership or such subsidiary at the time of such transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, would become an event of default, has occurred and is continuing; and

•	the Operating Partnership delivers to the trustee an officers’ certificate and legal opinion covering these conditions.

Except for the above restrictions, the indenture does not limit the ability of the Operating Partnership to enter into any of the following types of transactions:

•	a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Duke Realty, or any affiliate of any such party;

•	a change of control; or

•	a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of the debt securities.

In addition, subject to the limitations on merger, consolidation or sale described above, the Operating Partnership may enter into transactions in the future, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership, that would increase the amount of the Operating Partnership’s debt or substantially reduce or eliminate its assets, which may have an adverse effect on the Operating Partnership’s ability to service its debt, including the debt securities.

Financial Covenants

Limitations on Incurrence of Debt. The Operating Partnership will not directly or indirectly incur any debt, other than subordinate intercompany debt, if, after giving effect to the incurrence of the additional debt, the aggregate principal amount of all outstanding debt of the Operating Partnership on a consolidated basis determined in accordance with generally accepted accounting principles, or “GAAP,” is greater than 60% of its then-current total assets.

The Operating Partnership also will not directly or indirectly incur any debt if the ratio of consolidated income available for debt service to the amount that is expensed for interest on debt for the four most recent fiscal quarters would have been less than 1.5 to 1.0 on a pro forma basis after giving effect to the incurrence of the debt and to the application of the proceeds from the debt. In making this calculation, we assume that:

•

the new debt and any other debt incurred by the Operating Partnership since the first day of the four-quarter period and the application of the proceeds from the new debt, including to refinance other debt, had occurred at the beginning of the period;

•

the repayment or retirement of any other debt by the Operating Partnership since the first day of the four-quarter period had been repaid or retired at the beginning of the period (except that the amount of debt under any revolving credit facility is computed based upon the average daily balance of that debt during the period);

•	the income earned on any increase in total assets since the end of the four-quarter period had been earned, on an annualized basis, during the period; and

•

in the case of any acquisition or disposition by the Operating Partnership of any assets since the first day of the four-quarter period, the acquisition or disposition or any related repayment of debt had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

In addition, the Operating Partnership will not directly or indirectly incur any secured debt if, after giving effect to the incurrence of the additional secured debt, the aggregate principal amount of all outstanding secured debt of the Operating Partnership on a consolidated basis determined in accordance with GAAP is greater than 40% of its then-current total assets.

Maintenance of Total Unencumbered Assets. The Operating Partnership must maintain total unencumbered assets of at least 150% of the aggregate outstanding principal amount of all outstanding unsecured debt; provided, however, that all investments by Duke Realty Limited Partnership and its subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from the calculation of Total Unencumbered Assets (as such term is defined in the indenture) to the extent that such investments would have otherwise been included in such calculation.

Operating Covenants

Existence. Except as described above under “—Merger, Consolidation or Sale,” the Operating Partnership must preserve and keep in full force and effect its existence, rights and franchises. However, the Operating Partnership need not preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of our business and that its loss is not materially disadvantageous to the holders of the debt securities.

Maintenance of Properties. The Operating Partnership must maintain all of its material properties in good condition, repair and working order, supply all properties with all necessary equipment and make all necessary repairs, renewals, replacements and improvements so that we may properly and advantageously conduct our business at all times. However, the Operating Partnership may sell its properties for value in the ordinary course of business.

Insurance. The Operating Partnership must keep all of its insurable properties insured against loss or damage with financially sound and reputable insurance companies. There are certain types of losses, generally of a catastrophic nature, such as hurricanes, earthquakes and floods or acts of war or terrorism that may be uninsurable or not economically insurable.

Payment of Taxes and Other Claims. The Operating Partnership must pay, before they become delinquent:

•	all taxes, assessments and governmental charges; and

•	all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon any property.

However, the Operating Partnership is not required to pay any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Provision of Financial Information. The Operating Partnership will provide the holders of debt securities with copies of its annual reports and quarterly reports. The Operating Partnership will continue to file timely all annual, quarterly and other periodic reports with the SEC regardless of whether or not the securities laws require the Operating Partnership to do so.

Events of Default, Notice and Waiver

The following are events of default with respect to any series of debt securities issued under the indenture:

•	default for 30 days in the payment of any installment of interest on any debt security of the series;

•	default in the payment of the principal or any premium on any debt security of the series at its maturity;

•	default in making any sinking fund payment as required for any debt security of the series;

•

default in the payment of an aggregate principal amount exceeding $5,000,000 of any recourse debt of the Operating Partnership (or of any subsidiary which the Operating Partnership has guaranteed or for which it is liable), if the default continued beyond the expiration of any applicable grace period and resulted in the acceleration of the maturity of such debt in an aggregate principal amount exceeding $5,000,000, but only if such debt is not discharged or such acceleration is not rescinded or annulled within 10 days after notice; provided, however, that notes issued from and after September 2012 were issued pursuant to supplemental indentures providing that (a) the references to $5,000,000 above were increased to $50,000,000 but (b) for so long as any of the securities issued pursuant to any earlier supplemental indenture are outstanding and provide for this same event of default but for a lower amount of such recourse debt, the references to $50,000,000 in such supplemental indentures are replaced by such lower amount;

•	bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership or any significant subsidiary or any of their respective property;

•	default in the performance of any other covenant contained in the indenture, other than covenants that do not apply to the series, and the default continues for 60 days after notice; and

•	any other event of default provided with respect to that particular series of debt securities.

If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. If the debt securities of that series are original issue discount securities or indexed securities, the prospectus supplement will describe the portion of the principal amount required to make the declaration. If this happens and the Operating Partnership thereafter cures the default, the holders of at least a majority in principal amount of outstanding debt securities of that series can void the acceleration.

The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of a series may waive any past default with respect to that series, except a default in payment or a default of a covenant or other indenture provision that can only be modified with the consent of the holder of each outstanding debt security affected.

The indenture provides that no holders of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy under the indenture, except in the case of failure of the trustee to act for 60 days after it has received a written request to institute proceedings for an event of default from the holders of at least 25% in principal amount of the outstanding debt securities of that series and an offer of indemnity reasonably satisfactory to it. However, this provision will not prevent any holder from instituting suit for the enforcement of any payment due on the debt securities.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders, unless the holders offer to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of a series (or of all debt securities then outstanding under the indenture, if applicable) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may refuse to follow any direction that:

•	is in conflict with any law or the indenture;

•	may subject the trustee to personal liability; or

•	may be unduly prejudicial to the holders not joining in the direction.

The Operating Partnership must file annually with the trustee an officers’ certificate regarding the Operating Partnership’s compliance with the indenture, and in the event of noncompliance, specifying such noncompliance and the nature and status thereof. The trustee must give notice to the holders of debt securities within 90 days of a default unless the default has been cured or waived. However, if the trustee considers it to be in the interest of the holders, the trustee may withhold notice of any default except a payment default.

Modification of the Indenture

The consent of the holders of at least a majority in principal amount of all outstanding debt securities affected by a modification or amendment of the indenture is required to modify or amend the indenture. However, holders of each of the debt securities affected by the modification must consent to modifications that have the following effects:

•	change the stated maturity of the principal, interest or premium on any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any debt security, or adversely affect any right of repayment of the holder of any debt security;

•	change the place or currency for payment of principal, interest or premium on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security;

•

reduce the percentage of outstanding debt securities of a series necessary to modify or amend the indenture, waive compliance with provisions of the indenture or defaults and consequences under the indenture or reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the provisions discussed above or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to take the action or to provide that other provisions may not be modified or waived without the consent of the holder.

The indenture provides that the holders of at least a majority in principal amount of a series of outstanding debt securities is required to waive compliance by the Operating Partnership with covenants relating to that series.

The Operating Partnership and the trustee can modify the indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to the Operating Partnership as obligor;

•	to add to the covenants of the Operating Partnership for the benefit of the holders or to surrender any right or power conferred upon the Operating Partnership;

•	to add events of default for the benefit of the holders;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, so long as it does not materially adversely affect the interests of any of the holders;

•

to change or eliminate any provision of the indenture, so long as any such change or elimination becomes effective only when there are no debt securities outstanding of any series previously created which are entitled to the benefit of those provisions;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee to facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, so long as the action does not materially adversely affect the interests of any of the holders; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series, so long as the action does not materially adversely affect the interests of any of the holders.

The indenture provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of debt securities:

•

the principal amount of an original issue discount security that is deemed to be outstanding is the amount of its principal that would be due and payable as of the date of determination upon declaration of acceleration of maturity;

•

the principal amount of a debt security denominated in a foreign currency that is deemed outstanding is the U.S. dollar equivalent of the principal amount, determined on the issue date for the debt security;

•

the principal amount of an indexed security that is deemed outstanding is the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security; and

•	debt securities that are directly or indirectly owned by the Operating Partnership are disregarded.

The indenture contains provisions for convening meetings of the holders of debt securities of a series. The trustee, the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series may call a meeting. Except for any consent that the holder of each debt security affected by modifications and amendments of the indenture must give, the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series will be sufficient to adopt any resolution presented at a meeting at which a quorum is present. However, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage less than a majority in principal amount of the outstanding debt securities of a series may be adopted at a meeting at which a quorum is present only by the affirmative vote of the holders of the specified percentage. Any resolution passed or decision taken at any meeting of holders duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing that specified percentage will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of a series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities of the series affected thereby, or of the holders of such series and one or more additional series of debt securities:

•	there will be no minimum quorum requirement for such meeting; and

•

the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

Some debt securities may provide that the Operating Partnership may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year or scheduled for redemption within one year by irrevocably depositing with the trustee, in trust, funds sufficient to pay the principal, interest and any premium on the series to the stated maturity or redemption date.

As long as the holders of the debt securities will not recognize any resulting income, gain or loss for federal income tax purposes, the Operating Partnership may elect either:

•	to defease and discharge itself from all of its obligations with respect to the debt securities, which we refer to as “defeasance;” or

•	to release itself from its obligations under particular sections of the indenture, which we refer to as “covenant defeasance.”

In order to make a defeasance election, the Operating Partnership must irrevocably deposit with the trustee a sufficient amount to pay the principal, interest and any premium on the debt securities, and any mandatory sinking fund or analogous payments on the debt securities, on the scheduled due dates. The deposit may be either an amount in the currency in which the debt securities are payable at stated maturity, or government obligations, or a combination of both.

If the Operating Partnership elects covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default still applicable to the debt securities, the amounts deposited with the trustee may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. If this occurs, the Operating Partnership will remain liable to make payment of these amounts due at the time of acceleration.

The prospectus supplement may exclude or may further describe any provisions permitting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Payments of principal, interest and any premium on a series of debt securities represented by a global security will be made to the depositary.

We anticipate that any global securities will be deposited with The Depository Trust Company, or “DTC,” New York, New York, that the global securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depository arrangements with respect to the global securities. The prospectus supplement will describe additional or differing terms of the depository arrangement involving any series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee will be considered the sole holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by the global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in the form of a certificate; and

•	will not be considered the record owners or holders of debt securities under the indenture.

The laws of some states require that purchasers of securities take physical delivery of the securities in certificated form. These laws may limit the transferability of beneficial interests in a global security.

Debt securities represented by a global security will be exchangeable for debt securities in certificated form with the same terms in authorized denominations only if:

•

DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a clearing agency registered under applicable law and the Operating Partnership does not appoint a successor depository within 90 days;

•

an event of default under the indenture with respect to the debt securities has occurred and is continuing and the beneficial owners representing a majority in principal amount of the debt securities represented by the global security advise DTC to cease acting as depository; or

•	the Operating Partnership determines at any time that all debt securities of a series will no longer be represented by a global security.

We obtained the following information concerning DTC and its book-entry system from sources, including DTC, that we believe to be reliable, but we take no responsibility for the accuracy of this information.

DTC, New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, or “direct participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book- entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we refer to as “indirect participants.” DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each Security, or the “Beneficial Owner,” is in turn to be recorded on the direct and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the Operating Partnership as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy)

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Operating Partnership or the paying agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the paying agent, or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Operating Partnership or the paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of direct and indirect participants.

A Beneficial Owner will give notice of any option to elect to have its debt securities repaid or redeemed by the Operating Partnership, through its participant, to the trustee, and will effect delivery of the debt securities by causing the direct participant to transfer the Participant’s interest in the global security or securities representing the debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or notice of redemption will be deemed satisfied when the ownership rights in the debt securities are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to the Operating Partnership or the paying agent. Under such circumstances, in the event that a successor depository is not obtained, Security certificates are required to be printed and delivered.

The Operating Partnership may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered to DTC.

Unless stated otherwise in the applicable prospectus supplement, any underwriters, dealers or agents with respect to any series of debt securities issued as global securities will be direct participants in DTC.

None of the Operating Partnership, Duke Realty, any underwriter, dealer or agent, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to these beneficial interests.

Any additional or different terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series.

DESCRIPTION OF COMMON STOCK

The following description of shares of our common stock, par value $.01 per share, is a summary only and is subject to applicable provisions of the Indiana Business Corporation Law and to our articles of incorporation and bylaws. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock.

General

Duke Realty’s authorized capital stock includes 600 million shares of common stock, $.01 par value per share. As of April 27, 2018, we had 357,030,140 shares of common stock outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters presented to shareholders for a vote. Holders of common stock have no preemptive rights. All shares of common stock issued will be duly authorized and issued, fully paid, and non-assessable.

Holders of common stock have no right to cumulative voting for the election of directors. Consequently, because each member of Duke Realty’s board of directors serves only a one-year term, a majority of the shareholders present in person or represented by proxy and entitled to vote are able to elect all of the directors at each annual shareholders’ meeting.

Duke Realty’s shares of common stock currently outstanding are listed on the New York Stock Exchange under the symbol “DRE.” Duke Realty will apply to the New York Stock Exchange to list additional shares of common stock to be sold pursuant to any prospectus supplement, and Duke Realty anticipates that any such shares will be listed on the New York Stock Exchange.

Duke Realty’s shareholders are entitled to share ratably in its assets legally available for distribution to shareholders in the event of its liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of its known debts and liabilities. These rights are subject to the preferential rights of any other class or series of Duke Realty’s stock that may then be outstanding and to the provisions of its articles of incorporation regarding restrictions on ownership and transfer of Duke Realty stock to preserve its status as a REIT for federal income tax purposes.

Holders of Duke Realty’s shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of Duke Realty’s securities. Duke Realty’s board of directors may issue additional shares of common stock without the approval of Duke Realty’s shareholders.

Under Indiana law, shareholders are generally not liable for Duke Realty’s debts or obligations. If Duke Realty is liquidated, after payment or provision for all of Duke Realty’s known debts and liabilities and any preferential distributions required to be made to holders of preferred stock, each outstanding share of common stock will be entitled to participate on a pro rata basis in the remaining assets.

Dividends

Holders of Duke Realty’s shares of common stock are entitled to receive dividends only when, as and if approved by Duke Realty’s board of directors out of assets legally available for the payment of dividends. Please see “Federal Income Tax Considerations — Taxation of U.S. Shareholders” for a description of the tax effect of dividends and distributions to Duke Realty’s shareholders, and the dividend requirements that Duke Realty must satisfy to maintain its status as a REIT. Duke Realty intends to continue to pay quarterly dividends.

Change of Control Provisions

Under Indiana law, shareholders holding a majority of the shares voting must approve any transaction pursuant to which Duke Realty would merge with another entity or would sell all or substantially all of its assets. Duke Realty’s articles of incorporation also contain provisions which may discourage certain types of transactions involving an actual or threatened change of control, including:

•	a requirement that certain mergers, sales of assets, liquidations or dissolutions, or reclassifications or recapitalizations involving persons owning 10% or more of Duke Realty’s capital stock:

○	be approved by a vote of the holders of 80% of the issued and outstanding shares of Duke Realty’s capital stock;

○	be approved by three-fourths of the continuing directors; or

○	provide for payment to shareholders for their shares of at least a specified price;

•

a requirement that any amendment or alteration of certain provisions of the articles of incorporation affecting change of control be approved by the holders of 80% of Duke Realty’s issued and outstanding capital stock; and

•

a limitation that directors may be removed only for “cause” and only with the affirmative vote of at least a majority of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose.

The partnership agreement for the Operating Partnership also contains provisions that could discourage transactions involving an actual or threatened change of control of Duke Realty, including:

•

a requirement that holders of at least 90% of the outstanding partnership units held by Duke Realty and other unit holders approve any voluntary sale, exchange, merger, consolidation or other disposition of all or substantially all of the assets of the Operating Partnership in one or more transactions other than a disposition occurring upon a financing or refinancing of the Operating Partnership;

•	a restriction against any assignment or transfer by Duke Realty of its interest in the Operating Partnership; and

•	a requirement that holders of more than 90% of the partnership units approve:

○

any merger, consolidation or other combination of Duke Realty with another entity, unless after the transaction substantially all of the assets of the surviving entity are contributed to the Operating Partnership in exchange for units;

○	any sale of all or substantially all of Duke Realty’s assets; or

○	any reclassification or recapitalization or change of outstanding shares of common stock other than certain changes in par value, stock splits, stock dividends or combinations.

Duke Realty’s directors who are not officers or employees and who do not hold partnership units will vote on these matters.

Restrictions on Ownership and Transfer

For Duke Realty to qualify as a REIT under the Internal Revenue Code:

•

no more than 50% in value of Duke Realty’s outstanding stock may be owned, directly or indirectly, by five or fewer individuals (including certain entities) at any time during the last half of a taxable year; and

•	Duke Realty’s stock must be beneficially owned by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year.

Because Duke Realty expects to continue to qualify as a REIT, its articles of incorporation contain restrictions intended to ensure compliance with these requirements. Subject to certain exceptions detailed below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or by number of shares, whichever is more restrictive) of Duke Realty’s outstanding common stock. We refer to these restrictions, collectively, as the “ownership limit.”

Duke Realty’s board of directors may, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, waive the ownership limit and may establish or increase a different limit on ownership, or excepted holder limit, for a particular shareholder if the shareholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition of granting a waiver of the ownership limit or creating an excepted holder limit, Duke Realty’s board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to the board of directors as it may deem necessary or advisable to determine or ensure Duke Realty’s status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, the board of directors may increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer persons could beneficially own, in the aggregate, more than 49.9% in value of the shares of Duke Realty’s stock then outstanding or Duke Realty would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage of ownership of Duke Realty’s stock is in excess of the decreased ownership limit until the person or entity’s ownership equals or falls below the decreased ownership limit, but any further acquisition of Duke Realty stock will be subject to the decreased ownership limit.

Duke Realty’s articles of incorporation also prohibit:

•

any person from beneficially or constructively owning shares of stock that would result in Duke Realty being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause Duke Realty to fail to qualify as a REIT; and

•	any person from transferring shares of Duke Realty stock if the transfer would result in shares of Duke Realty’s stock being beneficially owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of Duke Realty stock that will or may violate the ownership limit or any of the other restrictions on ownership and transfer, and any person who is the intended transferee of shares of Duke Realty stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, must give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least 15 days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on Duke Realty’s status as a REIT. The provisions of Duke Realty’s articles of incorporation, relating to the restrictions on ownership and transfer of Duke Realty stock will not apply if the board of directors determines that compliance is no longer required in order for Duke Realty to qualify as a REIT.

Any attempted transfer of Duke Realty stock that, if effective, would result in Duke Realty’s stock being beneficially owned by fewer than 100 persons will be null and void. Any attempted transfer of Duke Realty stock that, if effective, would result in a violation of the ownership limit (or other limit established by our articles of incorporation or the board of directors), Duke Realty being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or Duke Realty otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer that, if effective, would have resulted in a violation of the ownership limit (or other limit established by our articles of incorporation or the board of directors), Duke Realty being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or Duke Realty otherwise failing to qualify as a REIT will be null and void.

Shares of Duke Realty stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any such shares held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to such shares held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand. Subject to Indiana law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by a proposed transferee before our discovery that the shares have been transferred to the trust and to recast the vote in the sole discretion of the trustee. However, if we have already taken irreversible corporate action, then the trustee may not rescind or recast the vote.

Within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of Duke Realty stock in our articles of incorporation. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the proposed transferee an amount equal to the lesser of:

•

the price paid by the proposed transferee for the shares or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, which will generally be the last sales price reported on the NYSE, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares.

The trustee must distribute any remaining funds held by the trust with respect to the shares to the charitable beneficiary. If the shares are sold by the proposed transferee before we discover that they have been transferred to the trust, the shares will be deemed to have been sold on behalf of the trust and the proposed transferee must pay to the trustee, upon demand, the amount, if any, that the proposed transferee received in excess of the amount that the proposed transferee would have received had the shares been sold by the trustee.

Shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•

the price per share in the transaction that resulted in the transfer to the trust or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the last trading day before the day of the event that resulted in the transfer of such shares to the trust; and

•	the market price on the date we accept, or our designee accepts, such offer.

Duke Realty may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the proposed transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of Duke Realty stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of Duke Realty stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on Duke Realty’s status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of Duke Realty stock and any person or entity (including the shareholder of record) who is holding shares of Duke Realty stock for a beneficial owner or constructive owner must, on request, disclose to us in writing such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

Any certificated shares of Duke Realty stock will bear a legend referring to the restrictions described above.

Limitations of Liability and Indemnification of Directors and Officers

Indiana law and Duke Realty’s articles of incorporation generally exculpate each director and officer in actions by Duke Realty or by its shareholders in derivative actions from liability, except in the case of:

•	any breach of the director’s duty of loyalty to Duke Realty or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	voting for or assenting to an unlawful distribution; or

•	any transaction from which the director derived an improper personal benefit.

The articles of incorporation also provide that Duke Realty will indemnify a present or former director or officer against expense or liability in an action to the fullest extent permitted by Indiana law. Indiana law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses they incur in connection with any proceeding to which they are a party, so long as:

•	the individual’s conduct was in good faith;

•

the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests and, in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and

•

in the case of a criminal proceeding, the individual either had reasonable cause to believe the individual’s conduct was lawful or had no reasonable cause to believe the individual’s conduct was unlawful.

We believe that the exculpation and indemnification provisions in Duke Realty’s articles of incorporation help induce qualified individuals to agree to serve as officers and directors of Duke Realty by providing a degree of protection from liability for alleged mistakes in making decisions and taking actions. You should be aware, however, that these provisions in Duke Realty’s articles of incorporation and Indiana law give you a more limited right of action than you otherwise would have in the absence of such provisions. Duke Realty also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by Duke Realty’s directors and officers in connection with the performance of their duties.

The above indemnification provisions could operate to indemnify directors, officers or other persons who exert control over Duke Realty against liabilities arising under the Securities Act. Insofar as the above provisions may allow that type of indemnification, the SEC has informed us that, in its opinion, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Shareholder Liability

Indiana law provides that no shareholder, including holders of common stock, will be personally liable for Duke Realty’s acts and obligations except that a shareholder may become personally liable by reason of the shareholder’s own acts or conduct.

Registrar and Transfer Agent

The registrar and transfer agent for the common stock is Equiniti Trust Company.

DESCRIPTION OF PREFERRED STOCK

General

Under Duke Realty’s articles of incorporation, the board of directors is authorized to issue up to 5 million shares of preferred stock, par value $0.01 per share, in one or more series and with rights, preferences, privileges and restrictions that they may fix or designate without any further vote or action by Duke Realty’s shareholders. As of April 30, 2018, there were no outstanding shares of preferred stock.

Terms

When Duke Realty issues shares of preferred stock, those shares will be fully paid and non-assessable. The preferred stock will not have any preemptive rights.

The specific terms of any new series of preferred stock offered will be reflected in an amendment to Duke Realty’s articles of incorporation. A prospectus supplement will describe these specific terms, including:

•	the title and stated value;

•	the number of shares, liquidation preference and offering price;

•	the dividend rate, dividend periods and payment dates;

•	the date on which dividends begin to accrue or accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the price and the terms and conditions of any redemption right;

•	the price and the terms and conditions of any conversion or exchange right;

•	any listing on any securities exchange;

•	whether interests will be represented by depositary shares;

•	any voting rights;

•	the relative ranking and preferences as to dividends, liquidation, dissolution or winding up;

•	any limitations on issuing any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividends, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer; and

•	any other specific terms, preferences, rights, limitations or restrictions.

Rank

Unless otherwise described in the prospectus supplement, the preferred stock will have the following ranking as to dividends, liquidation, dissolution or winding up:

•	senior to Duke Realty’s common stock and to all other equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by Duke Realty which by their terms rank on a parity with the preferred stock; and

•	junior to all equity securities issued by Duke Realty which by their terms rank senior to the preferred stock.

Dividends

If declared by Duke Realty’s board of directors, preferred shareholders will be entitled to receive cash dividends at the rate set forth in the prospectus supplement. Duke Realty will pay dividends to shareholders of record on the record date fixed by Duke Realty’s board of directors.

The prospectus supplement will specify whether dividends on any series of preferred stock are cumulative or non-cumulative. If dividends are cumulative, they will be cumulative from the date set forth in the prospectus supplement. If dividends are non-cumulative and Duke Realty’s board of directors does not declare a dividend payable on a dividend payment date, then the holders of that series will have no right to receive a dividend, and Duke Realty will have no obligation to pay an accrued dividend later for the missed dividend period, whether or not the board of directors declares dividends on the series on any future date.

If any preferred stock is outstanding, Duke Realty will not declare or pay dividends on, or redeem, purchase or otherwise acquire any shares of, its common stock or any capital stock ranking junior to a series of preferred stock, other than dividends paid in or conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

•

if the series of preferred stock has cumulative dividends, Duke Realty has declared and paid full cumulative dividends for all past and current dividend periods or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series; or

•

if the series of preferred stock does not have cumulative dividends, Duke Realty has declared and paid full dividends for the current dividend period or declared and reserved funds for payment before or at the same time as the declaration and payment on the junior series.

When Duke Realty does not pay dividends on shares of more than one series of preferred stock ranking in parity as to dividends in full (or has not reserved a sufficient sum for full payment), all of these dividends will be declared on a pro rata basis so that the amount of dividends declared per share in each series will in all cases bear the same ratio of accrued dividends owed. These pro rata payments per share will not include interest, nor will those payments include any accumulated unpaid dividends from prior periods if the dividends in question are non-cumulative.

Redemption

If specified in the applicable prospectus supplement, Duke Realty will have the right to redeem all or any part of the preferred stock in each series at its option, or the preferred stock will be subject to mandatory redemption. The redemption price may be payable in cash or other property.

If the series of preferred stock is subject to mandatory redemption, then the prospectus supplement will specify:

•	the number of shares Duke Realty will redeem in each year;

•	the date after which Duke Realty may or must commence the redemption; and

•	the redemption price per share, which will include all accrued and unpaid dividends other than non-cumulative dividends for prior dividend periods.

Duke Realty will not redeem less than all of a series of preferred stock, or purchase or acquire any shares of a series of preferred stock, other than conversions or exchanges for common stock or other capital stock junior to the preferred stock, unless:

•

if the series of preferred stock has cumulative dividends, Duke Realty has declared and paid full cumulative dividends for all past and current dividend periods for this series or declared and reserved funds for payment; or

•	if the series of preferred stock does not have cumulative dividends, Duke Realty has declared and paid full dividends for the current dividend period or declared and reserved funds for payment.

Duke Realty may, however, purchase or acquire preferred stock of any series to preserve its status as a REIT, pursuant to an offer made on the same terms to all holders of preferred stock of that series or pursuant to open market purchases.

If Duke Realty redeems fewer than all outstanding shares of preferred stock of any series, it will determine the number of shares to be redeemed and whether it will redeem shares on a pro rata basis by shares held or shares requested to be redeemed or by lot in a manner determined by Duke Realty.

Duke Realty will deliver redemption notices at least 30 days, but not more than 60 days, before the redemption date to each holder of record of a series of preferred stock to be redeemed at the address shown on the share transfer books. Each notice will state:

•	the redemption date;

•	the number of shares and series of the preferred stock to be redeemed;

•	the redemption price;

•	the place to surrender certificates for payment of the redemption price;

•	that dividends on the shares redeemed will cease to accumulate on the first calendar day after the redemption date; and

•	the date upon which any conversion rights will terminate.

If Duke Realty redeems fewer than all outstanding shares of a series of preferred stock, the notice also will specify the number of shares Duke Realty will redeem from each holder. If Duke Realty gives notice of redemption and has set aside sufficient funds necessary for the redemption in trust for the benefit of stock it will redeem, then dividends will cease to accumulate on the first calendar day after the redemption date and all rights of the holders of the shares will terminate on the redemption date, except the right to receive the redemption price. If the board of directors declares a dividend payable after the redemption date with a record date prior to or on the redemption date, such dividend shall only accumulate up to and including the redemption date.

Liquidation Preference

If Duke Realty liquidates, dissolves or winds up its affairs, then holders of each series of preferred stock will receive out of Duke Realty’s legally available assets a liquidating distribution in the amount of the liquidation preference per share for that series as specified in the prospectus supplement, plus an amount equal to all dividends accrued and unpaid, but not including amounts from prior periods for non-cumulative dividends, before Duke Realty makes any distributions to holders of its common stock or any other capital stock ranking junior to the preferred stock. Once holders of outstanding preferred stock receive their respective liquidating distributions, they will have no right or claim to any of Duke Realty’s remaining assets. In the event that Duke Realty’s assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding preferred stock and all other classes or series of its capital stock ranking on a parity with its preferred stock, then Duke Realty will distribute its assets to those holders in proportion to the full liquidating distributions to which they would otherwise have received.

After Duke Realty has paid liquidating distributions in full to all holders of its preferred stock, it will distribute its remaining assets among holders of any other capital stock ranking junior to the preferred stock according to their respective rights and preferences and number of shares. For this purpose, a consolidation or merger of Duke Realty with any other corporation or entity, or a sale, lease or conveyance of all or substantially all of Duke Realty’s property or business, does not constitute a liquidation, dissolution or winding up of Duke Realty’s affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth in the prospectus supplement or as otherwise required by law.

Under Indiana law, holders of each series of preferred stock are entitled to vote as a class upon any proposed amendment to Duke Realty’s articles of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such series;

•	effect an exchange or reclassification of all or part of the shares of the series into shares of another series;

•	effect an exchange or reclassification or create the right of exchange of all or part of the shares of another class or series into shares of the series;

•	change the designation, rights, preferences or limitations of all or a part of the shares of the series;

•	change the shares of all or part of the series into a different number of shares of the same series;

•	create a new series having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the series;

•

increase the rights, preferences or number of authorized shares of any class or series that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the series;

•	limit or deny an existing preemptive right of all or part of the shares of the series; or

•	cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on all or part of the shares of the series.

Conversion Rights

If any series of preferred stock is convertible into common stock, the prospectus supplement will describe the following terms:

•	the number of shares of common stock into which the shares of preferred stock are convertible;

•	the conversion price or manner by which Duke Realty will calculate the conversion price;

•	the conversion period;

•	whether conversion will be at the option of the holders of the preferred stock or Duke Realty;

•	any events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the series of preferred stock.

Shareholder Liability

Indiana law provides that no shareholder, including holders of preferred stock, will be personally liable for Duke Realty’s acts and obligations except that a shareholder may become personally liable by reason of the shareholder’s own acts or conduct.

Change of Control Provisions

As discussed above under “Description of Common Stock – Change of Control Provisions,” Duke Realty’s articles of incorporation contain provisions which may discourage certain types of transactions involving an actual or threatened change of control.

Restrictions on Ownership and Transfer

As discussed above under “Description of Common Stock – Restrictions on Ownership and Transfer,” for Duke Realty to qualify as a REIT, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. As a result, Duke Realty’s articles of incorporation provide generally for certain restrictions on ownership and transfer of Duke Realty’s issued and outstanding capital stock. The amendment to Duke Realty’s articles of incorporation designating the terms of each series of preferred stock may contain additional provisions restricting the ownership and transfer of the preferred stock. The prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Limitations of Liability and Indemnification of Directors and Officers

Indiana law and Duke Realty’s articles of incorporation generally exculpate each director and officer in actions by Duke Realty or by its shareholders in derivative actions from liability, except as described above under “Description of Common Stock — Limitation of Liability and Indemnification of Directors and Officers.”

Transfer Agent

The prospectus supplement will identify the transfer agent for the preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

General

Duke Realty may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. Duke Realty will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among Duke Realty, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after Duke Realty issues and delivers preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with Duke Realty’s approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless Duke Realty has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever Duke Realty redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from Duke Realty for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the dated fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If Duke Realty intends to redeem less than all of the underlying preferred stock, Duke Realty and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by Duke Realty that preserves its REIT status. All dividends relating to the shares of preferred stock called for redemption will cease to accrue on the first calendar day after the redemption date.

On the redemption date:

•	Duke Realty and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of Duke Realty’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of Duke Realty. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of Duke Realty’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, Duke Realty will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. Duke Realty will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, Duke Realty will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Duke Realty and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, Duke Realty and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

Duke Realty may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:

•	the termination is necessary to preserve Duke Realty’s REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	Duke Realty has redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of Duke Realty not represented by depositary shares.

Expenses of a Preferred Stock Depositary

Duke Realty will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, Duke Realty will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to Duke Realty notice of its election to resign. Duke Realty may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. Duke Realty will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from Duke Realty with respect to the underlying preferred stock.

Neither the depositary nor Duke Realty will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of Duke Realty and a depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct (or negligence in regard to voting of preferred stock). Neither Duke Realty nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Duke Realty and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from Duke Realty and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from Duke Realty.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

General

Duke Realty may issue warrants to purchase preferred stock, depositary shares, common stock or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. Duke Realty will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the dates on which the right to exercise the warrants will commence and expire;

•	whether we will issue the warrants in registered or bearer form;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Indiana.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

Duke Realty may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to purchase from or sell to the holders, a specified or variable number of shares of Duke Realty’s capital stock at a future date or dates. The price per share of capital stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula contained in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events. Duke Realty may issue the stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be entered into separately or as a part of units consisting of a stock purchase contract and a beneficial interest in debt securities, debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or shares of our capital stock securing the holders’ obligations under the stock purchase contracts to purchase or to sell the shares of our capital stock. The stock purchase contracts may require Duke Realty to make periodic payments to holders hereunder and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner. The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Duke Realty’s common stock or preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock or depositary shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement is a general summary and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts, which we will file with the SEC in connection with an issuance of the stock purchase contract.

DESCRIPTION OF UNITS

Duke Realty may issue units comprised of one or more of the securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as debt securities of the Operating Partnership or U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement may describe, among other things:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units and the securities comprising those units. The preceding description and any description of units in the applicable prospectus supplement is a summary and is subject to, and is qualified in its entirety by, reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units, which we will file with the SEC in connection with an issuance of such units.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the material federal income tax consequences relating to the taxation of us as a REIT and to the purchase, ownership and disposition of our common stock.

If we offer one or more series of preferred stock or the Operating Partnership offers one or more additional series of debt securities, the prospectus supplement will include information about any additional material federal income tax consequences to holders of those shares of preferred stock or debt securities.

Because this summary is intended only to address material federal income tax consequences relating to the ownership and disposition of our common stock, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending upon your particular tax situation;

•

special rules that we do not discuss below may apply if, for example, you are a tax-exempt organization (except to the extent discussed under “Treatment of Tax Exempt Shareholders”), a broker-dealer, a non-U.S. person (except to the extent discussed under “Special Tax Considerations for Non-U.S. Shareholders”), a trust, an estate, a regulated investment company, a financial institution, an insurance company or otherwise subject to special tax treatment under the Internal Revenue Code;

•	this summary generally does not address state, local or non-U.S. tax considerations;

•	this summary deals only with shareholders that hold our stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code; and

•	we do not intend this discussion to be, and you should not construe it as, tax advice.

You should review the following discussion and consult with your own tax advisor to determine the effect of ownership and disposition of our stock on your individual tax situation, including any state, local or non-U.S. tax consequences.

We base the information in this section on the current Internal Revenue Code, current final, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income tax rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) (before taking into account the 3.8% Medicare tax on net investment income) and various deductions are eliminated or limited. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The corporate income tax rate is reduced to 21%, and the corporate alternative minimum tax is repealed. Various changes, including restrictions on certain deductions, such as interest expense, may affect the computation of our taxable income and the taxable income of our subsidiaries.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our shareholders. Moreover, the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review may have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

We urge you, as a prospective shareholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, non-U.S. and other tax consequences of such purchase, ownership, sale and election, the changes made in the Tax Cuts and Jobs Act and potential changes in applicable tax laws.

Taxation of Our Company as a REIT

We believe that, commencing with our taxable year ended December 31, 1986, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to be organized and to operate in such a manner. However, we cannot assure you that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and the holders of its common stock. These laws are highly technical and complex.

Federal Income Taxation of Our Company

If we have qualified and continue to qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on that portion of our ordinary income or capital gain that is timely distributed to shareholders. The REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its shareholders, substantially eliminating the federal “double taxation” on earnings (once at the corporate level when earned and once again at the shareholder level when distributed) that usually results from investment in a corporation. Nevertheless, we will be subject to federal income tax as follows:

•	We will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains.

•

If we have net income from the sale or other disposition of “foreclosure property” that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income.

•

If we have net income from “prohibited transactions” (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax .

•

If we should fail to satisfy either the 75% gross income test or the 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because we have met other requirements, we will be subject to a 100% tax on the greater of the amount by which the 75% gross income test was not satisfied or the amount by which the 95% gross income test was not satisfied, in each case, multiplied by a fraction intended to reflect our profitability.

•

If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “-Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate income tax rate.

•

If we fail to satisfy any of the REIT qualification requirements other than the gross income and asset tests and such failure is due to reasonable cause, we may avoid disqualification as a REIT by, among other things, paying a penalty of $50,000.

•

If we fail to distribute during each year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of this required distribution amount over the amounts actually distributed.

•

If we should acquire any asset from a “C” corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction, no election is made for the transaction to be currently taxable, and we subsequently recognize gain on the disposition of such asset during the five-year period beginning on the date on which we acquired the asset, we generally will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset, the “Built-in Gains Tax.”

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders.

•

If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•

We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements For Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income, nature of assets and distributions.

The Internal Revenue Code defines a REIT as a corporation, trust or association:

•	that is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

•	that would be taxable as a domestic corporation but for application of the REIT rules;

•	that is neither a financial institution nor an insurance company subject to certain provisions of the Internal Revenue Code;

•	that has at least 100 persons as beneficial owners;

•

during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, through the application of certain attribution rules, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities);

•	that files an election or continues such election to be taxed as a REIT on its return for each taxable year;

•	that uses the calendar year as its taxable year; and

•	that satisfies the gross income tests, the asset tests, and the distribution tests, described below.

The Internal Revenue Code provides that REITs must satisfy all of the first four preceding requirements during the entire taxable year. REITs must satisfy the fifth requirement during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. For purposes of the sixth requirement, the beneficiaries of a pension or profit-sharing trust described in Section 401(a) of the Internal Revenue Code, and not the pension or profit-sharing trust itself, are treated as REIT shareholders. We will be treated as having met the sixth requirement if we comply with certain Treasury Regulations for ascertaining the ownership of our stock for such year and if we did not know (or after the exercise of reasonable diligence would not have known) that the sixth condition was not satisfied for such year. Our articles of incorporation currently include restrictions regarding transfer of our stock that assist us in continuing to satisfy the fifth and sixth of these requirements.

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary, all of the capital stock of which is owned by the REIT. Other wholly owned entities, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to federal corporate income taxation, although they may be subject to state and local taxation in some states. All assets, liabilities and items of income, deduction and credit of other disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of their sole member and may be reattributed if that sole member is a partnership or another disregarded entity.

A REIT that is a partner in a partnership is deemed to own its proportionate share of the assets of the partnership and to earn its proportionate share of the partnership’s income, in both cases being based on its relative capital interest in the partnership. However, solely for purposes of the 10% value test described below (see “-Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. The character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests. Thus, our proportionate share of the assets, liabilities and items of income of the Operating Partnership (including the Operating Partnership’s share of the assets, liabilities and items of income with respect to any partnership in which it holds an interest) is treated as our assets, liabilities and items of income for purposes of applying the requirements described herein.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT for purposes of the REIT asset tests, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary for purposes of the REIT gross income tests. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT gross income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g. activities that give rise to certain categories of income such as management fees).

We own direct or indirect interests in a number of taxable REIT subsidiaries, such as Duke Realty Construction, Inc. Our taxable REIT subsidiaries are entities that are classified as corporations for U.S. federal income tax purposes in which Duke Realty directly or indirectly owns stock and that elect, together with us, to be treated as our taxable REIT subsidiaries. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our taxable REIT subsidiary. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary may perform certain tenant services without causing us to receive impermissible tenant services income under the REIT gross income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess. The 100% tax also applies to redetermined services income, which is non-arm’s-length income of a REIT’s taxable REIT subsidiary attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Gross Income Tests. In order to maintain qualification as a REIT, we must satisfy two gross income requirements. First, we must derive, directly or indirectly, at least 75% of our gross income for each taxable year from investments relating to real property or mortgages on real property, including “rents from real property,” gains on disposition of real estate, dividends paid by another REIT and interest on obligations secured by real property or on interests in real property, or from certain types of temporary investments. Second, we must derive at least 95% of our gross income for each taxable year from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities. Gross income from prohibited transactions, income with respect to certain hedging transactions, and certain foreign currency gains are disregarded in applying the gross income tests.

As noted above, we are subject to a 100% penalty tax on income from prohibited transactions (generally, income derived from the sale of property primarily held for sale to customers in the ordinary course of business). The Internal Revenue Code provides a safe harbor that, if met, allows us to avoid being treated as engaged in a prohibited transaction. In order to meet the safe harbor, among other things, (i) we must have held the property for at least 2 years (and, in the case of property which consists of land or improvements not acquired through foreclosure, we must have held the property for 2 years for the production of rental income) and (ii) during the taxable year the property is disposed of, we must not have made more than 7 property sales or, alternatively, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year must not exceed 10% of the aggregate adjusted basis or 10% of the fair market value, respectively, of all of our assets as of the beginning of the taxable year. However, if the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years, the aggregate adjusted basis or fair market value of all of the properties sold by us during the taxable year may be up to 20% of the aggregate adjusted basis or 20% of the fair market value. In certain years, we have made sales that did not qualify for the safe harbor but that we believe were not sales of property held for sale in the ordinary course of business and were not prohibited transactions, and we may make sales in the future that not satisfy the safe harbors. The Internal Revenue Service could challenge our analysis of the facts and circumstances and treatment of such sales.

Any income from (i) a hedging transaction that is clearly and timely identified and that hedges indebtedness incurred or to be incurred to acquire or carry real estate assets, (ii) a clearly and timely identified transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income that would qualify under a 75% or the 95% gross income tests, or (iii) a transaction that hedges existing hedging positions after a portion of the hedged indebtedness or property is disposed of will be disregarded (rather than being treated either as qualifying income or non-qualifying income) for purposes of the 75% and the 95% gross income tests. Hedging income that does not meet these requirements will be treated as non-qualifying income for purposes of the 75% and 95% gross income tests.

Any income from foreign currency gain that is “real estate foreign exchange gain” as defined in the Internal Revenue Code will be disregarded for purposes of the 75% gross income tests. “Real estate foreign exchange gain” includes foreign currency gains attributable to (i) any item of income or gain that would qualify under the 75% gross income test, (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property, (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property, (iv) remittances from qualified business units that meet the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter, and (v) any other foreign currency gain as determined by the Internal Revenue Service. Other foreign currency gain, if such currency gain is “passive foreign exchange gain” as defined in the Internal Revenue Code, will be disregarded for purposes of the 95% gross income test (but will be treated as non-qualifying income for purposes of the 75% gross income test). “Passive foreign exchange gain” includes foreign currency gains attributable to (i) real estate foreign exchange gain, (ii) any item of income or gain that would qualify under the 95% gross income test, (iii) the acquisition or ownership of obligations, (iv) becoming or being the obligor under the obligations, and (v) any other foreign currency gain as determined by the Internal Revenue Service.

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales. Second, “rents from real property” generally excludes any amount received directly or indirectly from any tenant if we, or an owner of 10% of more of our outstanding stock, directly or constructively, own 10% or more of such tenant taking into consideration the applicable attribution rules, which we refer to as a “related party tenant.” Third, if rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease. Finally, amounts that are attributable to services furnished or rendered in connection with the rental of real property, whether or not separately stated, will not constitute “rents from real property” unless such services are customarily provided in the geographic area. Customary services that are not considered to be provided to a particular tenant (e.g., furnishing heat and light, the cleaning of public entrances, and the collection of trash) can be provided directly by us. Where, on the other hand, such services are provided primarily for the convenience of the tenants or are provided to such tenants, such services must be provided by an independent contractor from whom we do not receive any income or a taxable REIT subsidiary. Non-customary services that are not performed by an independent contractor or taxable REIT subsidiary in accordance with the applicable requirements will result in impermissible tenant service income to us to the extent of the income earned (or deemed earned) with respect to such services. If the impermissible tenant service income exceeds 1% of our total income from a property, all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services does not exceed 1% of our total income from the property, the services will not cause the rent paid by tenants of the property to fail to qualify as rents from real property, but the impermissible tenant services income will not qualify as “rents from real property.”

We do not currently charge and do not anticipate charging rent that is based in whole or in part on the income or profits of any person. We also do not anticipate either deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents or receiving rent from related party tenants.

The Operating Partnership does provide some services with respect to the properties. We believe that the services with respect to the properties that are and will be provided directly are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to particular tenants and, therefore, that the provision of such services will not cause rents received with respect to the properties to fail to qualify as rents from real property. Services with respect to the properties that we believe may not be provided by us or the Operating Partnership directly without jeopardizing the qualification of rent as “rents from real property” are and will be performed by independent contractors or taxable REIT subsidiaries.

We, including the Operating Partnership, receive fees for property management and brokerage and leasing services provided with respect to some properties not owned entirely by the Operating Partnership. These fees, to the extent paid with respect to the portion of these properties not owned, directly or indirectly, by us, will not qualify under the 75% gross income test or the 95% gross income test. The Operating Partnership also may receive other types of income with respect to the properties it owns that will not qualify for either of these tests. We believe, however, that the aggregate amount of these fees and other non-qualifying income in any taxable year will not cause us to exceed the limits on non-qualifying income under either the 75% gross income test or the 95% gross income test.

If we fail to satisfy the 75% gross income test or the 95% gross income test for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under the Internal Revenue Code. This relief provision generally will be available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect, and (ii) we file a disclosure schedule with the IRS after we determine that we have not satisfied one of the gross income tests. We cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. Even if this relief provision applies, the Internal Revenue Code imposes a 100% tax with respect to a portion of the non-qualifying income, as described above.

Asset Tests. At the close of each quarter of our taxable year, we also must satisfy several tests relating to the nature and diversification of our assets:

•

At least 75% of the value of our total assets must be represented by real estate assets, cash and cash items (including receivables) and government securities. The term “real estate assets” includes real property, personal property that generates rents from real property, certain kinds of mortgage-backed securities and mortgage loans, stock of other REITs, and debt instruments issued by publicly offered REITs.

•	No more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class.

•	Except for equity investments in REITs or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test:

○	the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

○	we may not own more than 10% of any one issuer’s outstanding voting securities; and

○	we may not own more than 10% of the value of the outstanding securities of any one issuer.

•	No more than 20% (for any taxable year beginning after December 31, 2017) of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our assets may consist of nonqualified publicly offered REIT debt instruments.

Certain types of securities are disregarded as securities for purposes of the 10% value limitation discussed above including, (i) straight debt securities (including straight debt that provides for certain contingent payments); (ii) any loan to an individual or an estate; (iii) any rental agreement described in Section 467 of the Internal Revenue Code, other than with a “related person”; (iv) any obligation to pay rents from real property; (v) certain securities issued by a State or any political subdivision thereof, the District of Columbia, a foreign government, or any political subdivision thereof, or the Commonwealth of Puerto Rico; (vi) any security issued by a REIT; and (vii) any other arrangement that, as determined by the Secretary of the Treasury, is excepted from the definition of a security. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test, and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. Special look-through rules for determining a REIT’s share of securities held by a partnership in which the REIT holds an interest.

We believe that the aggregate value of our securities issued by our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT or a taxable REIT subsidiary, we believe that the value of the securities, including debt, of any such issuer owned (or treated as owned) by us does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. We do not appraise the securities we hold, and the IRS could disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

After the 30-day cure period, a REIT may avoid disqualification as a REIT by disposing of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT’s assets at the end of the relevant quarter or $10,000,000, provided that the disposition occurs within six months following the last day of the quarter in which the REIT first identified the assets. For violations of any of the REIT asset tests due to reasonable cause that are larger than this amount, a REIT may avoid disqualification as a REIT after the 30-day cure period, if such failure was due to reasonable cause and not due to willful neglect, by taking certain steps, including the disposition of sufficient assets within the six-month period described above to meet the applicable asset test, paying a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets, and filing a schedule with the IRS that describes the non-qualifying assets.

Annual Distribution Requirements

To qualify for taxation as a REIT, the Internal Revenue Code requires that we make distributions (other than capital gain distributions) to our shareholders in an amount at least equal to (a) the sum of: (1) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain), and (2) 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus (b) the sum of certain items of non-cash income.

We generally must pay distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the prior year for purposes of the prior year’s distribution requirement if the dividends satisfy one of the following two sets of criteria. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid, and our stockholders will be treated as having received, the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

Even if we satisfy the foregoing distribution requirements, we will be subject to tax thereon to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Furthermore, if we fail to distribute at least the sum of 85% of our ordinary income for that year; 95% of our capital gain net income for that year; and any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed.

In addition, if during the five-year recognition period, we dispose of any asset subject to the Built-in Gains Tax Rules described above, we must, pursuant to guidance issued by the IRS, distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax we paid. For purposes of the 4% excise tax described, any such retained amounts would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and, generally, avoid income and excise taxes. In this regard, the partnership agreement of the Operating Partnership authorizes us, as general partner, to take such steps as may be necessary to cause the Operating Partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to satisfy the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In this event, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to satisfy the distribution requirement or avoid such income or excise taxation.

The Tax Cuts and Jobs Act contains provisions that may change the way that we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Internal Revenue Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating partnership, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system over longer useful lives. Finally, there are new limitations on use of net operating losses arising in taxable years beginning after December 31, 2017.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Internal Revenue Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Internal Revenue Code, or an agreement as to tax liability between us and an IRS district director, or, an amendment or supplement to our federal income tax return for the applicable tax year, we may be able to rectify any resulting failure to satisfy the 90% annual distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within 90 days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Internal Revenue Code, a deduction is allowed for any deficiency dividend we subsequently paid to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Failure To Qualify

A violation of a REIT requirement other than the gross income tests or the asset tests will not cause us to lose our qualification as a REIT if the violation is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the provision. If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify as a REIT will not be deductible by us nor will they be required to be made. In that event, to the extent of our positive current and accumulated earnings and profits, distributions to shareholders will be dividends, generally taxable at long-term capital gains tax rates (as described below), subject to certain limitations of the Internal Revenue Code, and corporate shareholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our REIT qualification. We cannot state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur exceeds the limit on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause.

Taxation of U.S. Shareholders

As used in this prospectus, the term “U.S. Shareholder” means a holder of our stock that, for federal income tax purposes:

•	is a citizen or resident of the United States;

•	is a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•	is an estate, the income of which is subject to federal income taxation regardless of its source;

•

is any trust if a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	is an eligible trust that elects to be taxed as a U.S. person under applicable Treasury Regulations.

For U.S. federal income tax purposes, income earned through an entity that is classified as a partnership for U.S. federal income tax purposes, regardless of where it was organized, is generally attributed to its partners. Accordingly, the U.S. federal income tax treatment of a partner in a partnership that holds our stock will generally depend on the status of the partner and the activities of the partnership. Prospective shareholders that are partnerships should consult their tax advisers concerning the U.S. federal income tax consequences to their partners of the acquisition, ownership and disposition of our stock.

For any taxable year for which we qualify for taxation as a REIT, taxable U.S. Shareholders will be taxed as discussed below.

Distributions Generally. The federal income tax treatment of distributions that you receive depends upon (i) the extent to which they are paid from our current or accumulated earnings and profits and, accordingly, treated as dividends and (ii) whether any portion of such distributions are designated as qualified dividends or capital gain dividends, both of which are taxable at capital gains rates that do not exceed 20% for non-corporate U.S. Shareholders. Distributions from REITs that are treated as dividends but are not designated as qualified dividends or capital gain dividends are treated as ordinary income. Under the Tax Cuts and Jobs Act, the rate brackets for non-corporate taxpayers’ ordinary income are adjusted, the top tax rate is reduced from 39.6% to 37%, and non-corporate taxpayers are entitled to a deduction equal to 20% of their ordinary REIT dividends. For taxable years beginning after December 31, 2017 and before January 1, 2026, the maximum tax rate on ordinary REIT dividends for noncorporate stockholders is 29.6%, taking into account the 37% maximum tax rate and the 20% deduction for ordinary REIT dividends. These rates do not include the 3.8% Medicare tax on net investment income.

Dividends received from REITs are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividends” from C corporations (i.e., corporations generally subject to U.S. federal corporate income tax). In certain circumstances, we may designate a portion of our distributions as qualified dividends. Under the first exception, dividends received from a REIT may be treated as “qualified dividend income” eligible for the reduced tax rates to the extent that the REIT itself has received qualified dividend income from other corporations (such as taxable REIT subsidiaries). Under the second exception, dividends received from a REIT in a taxable year may be treated as qualified dividend income in an amount equal to the sum of (i) the excess of the REIT’s “REIT taxable income” for the preceding taxable year over the corporate-level federal income tax payable by the REIT for such preceding taxable year and (ii) the excess of the REIT’s income that was subject to the Built-in Gains Tax in the preceding taxable year over the tax payable by the REIT on such income for such preceding taxable year.

Dividends we pay are not eligible for the dividends-received deduction for corporations. To the extent that we make a distribution in excess of our positive current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Shareholder’s stock, and then any distribution in excess of such basis will be taxable to the U.S. Shareholder as gain realized from the sale of its stock.

Dividends we declare in October, November or December of any year payable to a U.S. Shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholders on December 31 of that year, provided that we actually pay the dividends during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Dividends. Distributions to U.S. Shareholders that we properly designate as capital gain dividends will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the U.S. Shareholder has held his or her stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

We may elect to retain and pay income tax on net long-term capital gain that we received during the tax year. In this instance, U.S. Shareholders will include in their income their proportionate share of the undistributed long-term capital gains as we designated. The U.S. Shareholders will also be deemed to have paid their proportionate share of the tax, which would be credited against such shareholders’ U.S. income tax liability (and refunded to the extent it exceeds such liability). In addition, the basis of the U.S. Shareholders’ shares will be increased by the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Any long-term capital gain generally will be taxed to a non-corporate taxpayer at a maximum rate of 20%. In the case of capital gain attributable to the sale of real property held for more than one year, such gain will be taxed at a maximum rate of 25% to the extent of the amount of depreciation deductions previously claimed with respect to such property. With respect to distributions we designate as capital gain dividends (including any deemed distributions of retained capital gains), subject to certain limits, we may designate, and will notify our shareholders, whether the dividend is taxable to non-corporate shareholders at regular long-term capital gains rates (currently at a maximum rate of 20%) or at the 25% rate applicable to unrecaptured depreciation.

Passive Activity Losses, Excess Business Losses and Investment Interest Limitations. Distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. Shareholders will not be able to apply any “passive losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. shareholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends from us (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our stock or capital gain dividends generally will be excluded from investment income unless the U.S. Shareholder elects to have the gain taxed at ordinary income rates. Shareholders are not allowed to include on their own federal income tax returns any tax losses that we incur.

Dispositions of Shares. In general, U.S. Shareholders will realize capital gain or loss on the disposition of our stock equal to the difference between the amount of cash and the fair market value of any property received on the disposition and that shareholder’s adjusted basis in the stock. This gain or loss will be a capital gain or loss if the U.S. Shareholder has held the shares as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if the shareholder has held the asset for more than one year, it will produce long-term capital gain) and the shareholder’s tax bracket (the maximum rate for non-corporate taxpayers currently being 20%). The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate shareholders) to a portion of capital gain realized by a non-corporate shareholder on the sale of our stock that would correspond to our “unrecaptured Section 1250 gain.” Shareholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of stock that the shareholder has held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains.

Unearned Income Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individuals’ net investment income or the excess of the individuals’ modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual. U.S. Shareholders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Treatment of Tax-Exempt Shareholders. Distributions from us to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute “unrelated business taxable income,” which we refer to as “UBTI,” unless the shareholder has borrowed to acquire or carry its stock or has used the shares in a trade or business.

However, for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in us will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt shareholders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Qualified trusts that hold more than 10% (by value) of the shares of a “pension-held REIT” may be required to treat a certain percentage of such a REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as such for federal income tax purposes but for the application of a “look-through” exception to the five or fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held if either at least one qualified trust holds more than 25% by value of the REIT interests or qualified trusts, each owning more than 10% by value of the REIT interests, holds in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (b) the total gross income (less certain associated expenses) of the REIT. In the event that this ratio is less than 5% for any year, then the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code.

Special Tax Considerations For Non-U.S. Shareholders

In general, non-U.S. Shareholders will be subject to regular federal income tax with respect to their investment in us if the income from the investment is “effectively connected” with the non-U.S. Shareholder’s conduct of a trade or business in the United States. A corporate non-U.S. Shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to the branch profits tax under Section 884 of the Internal Revenue Code, which is imposed in addition to regular federal income tax at the rate of 30%, subject to reduction under a tax treaty, if applicable. Effectively connected income that meets various certification requirements will generally be exempt from withholding. The following discussion will apply to non-U.S. Shareholders whose income from their investments in us is not so effectively connected (except to the extent that the FIRPTA rules discussed below treat such income as effectively connected income).

Distributions

Distributions by us that are not attributable to gain from the sale or exchange by us of a “United States real property interest” and that we do not designate as a capital gain distribution will be treated as an ordinary income dividend to the extent that we pay the distribution out of our current or accumulated earnings and profits. Generally, any ordinary income dividend will be subject to a federal income tax, required to be withheld by us, equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces this tax. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce a non-U.S. Shareholder’s basis in its stock (but not below zero) and then as gain from the disposition of such stock, the tax treatment of which is described under the rules discussed below with respect to dispositions of stock.

Distributions by us with respect to our common stock that are attributable to gain from the sale or exchange of a United States real property interest will be treated as ordinary dividends (taxed as described above) to a non-U.S. Shareholder as long as our common stock is “regularly traded” on an established securities market if the non-U.S. Shareholder did not own more than 10% of such class of stock at any time during the one-year period preceding the distribution. Capital gain dividends distributed to a non-U.S. Shareholder that held more than 10% of our common stock in the year preceding the distribution will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA.” Such distributions are taxed to a non-U.S. Shareholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. Shareholder will be required to report such gains on U.S. federal income tax returns and will be taxed at the normal capital gain rates applicable to a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Such distributions also may be subject to a 30% branch profits tax when made to a foreign corporation that is not entitled to an exemption or reduced branch profits tax rate under a tax treaty.

Although the law is not clear on this matter, it appears that amounts designated by us as undistributed capital gains in respect of our stock generally should be treated with respect to non-U.S. Shareholders in the same manner as actual distributions by us of capital gain dividends.

Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to non-U.S. Shareholders, and remit to the IRS, 30% of ordinary dividends paid out of earnings and profits. Special withholding rules apply to capital gain dividends that are not recharacterized as ordinary dividends. In addition, we may be required to withhold 15% of distributions in excess of our current and accumulated earnings and profits. If the amount of tax withheld by us with respect to a distribution to a non-U.S. Shareholder exceeds the shareholder’s U.S. federal income tax liability, the non-U.S. Shareholder may file for a refund of such excess from the IRS.

We expect to withhold federal income tax at the rate of 30% on all distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. Shareholder unless:

•	a lower treaty rate applies and the non-U.S. Shareholder files with us an IRS Form W-8BEN, W-8BEN-E or other applicable form evidencing eligibility for that reduced treaty rate;

•

the non-U.S. Shareholder files with us an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. Shareholder’s trade or business so that no withholding tax is required; or

•

the distributions are treated for FIRPTA withholding tax purposes as attributable to a sale of a U.S. real property interest, in which case tax will be withheld at the maximum corporate income tax rate.

Dispositions of Our Common Stock

Unless our stock constitutes a “United States real property interest” within the meaning of FIRPTA, a sale of our stock by a non-U.S. Shareholder generally will not be subject to federal income taxation. Our stock will not constitute a United States real property interest if we are a domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. Shareholders. We currently anticipate that we will be a domestically controlled qualified investment entity and, therefore, that the sale of our stock will not be subject to taxation under FIRPTA. However, because our stock will be publicly traded, we cannot assure you that we will be a domestically controlled qualified investment entity. If we were not a domestically controlled qualified investment entity, a non-U.S. Shareholder’s sale of our stock would be subject to tax under FIRPTA as a sale of a United States real property interest unless the stock were “regularly traded” on an established securities market (such as the New York Stock Exchange) on which the stock will be listed and the selling shareholder owned no more than 10% of the common stock throughout the applicable testing period. If the gain on the sale of stock were subject to taxation under FIRPTA, the non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to the gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). However, even if our stock is not a United States real property interest, a nonresident alien individual’s gains from the sale of stock will be taxable if the nonresident alien individual is present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on his or her U.S.-source capital gains.

A purchaser of our stock from a non-U.S. Shareholder will not be required to withhold under FIRPTA on the purchase price if the purchased stock is “regularly traded” on an established securities market. Otherwise, the purchaser of our stock from a non-U.S. Shareholder may be required to withhold 15% of the purchase price and remit this amount to the IRS. Our common stock currently is traded on the New York Stock Exchange. We believe that we qualify under the regularly traded exception to withholding, but we cannot provide any assurance to that effect.

Qualified Shareholders

Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

Qualified Foreign Pension Funds

A qualified foreign pension fund (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

FATCA Withholding

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. shareholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Information Reporting Requirements and Backup Withholding Tax

U.S. Shareholders. In general, information reporting requirements will apply to payments of distributions on our stock and payments of the proceeds of the sale of our stock, unless an exception applies. Further, the payer will be required to withhold backup withholding tax if:

•	the payee fails to furnish a taxpayer identification number to the payer or to establish an exemption from backup withholding;

•	the IRS notifies the payer that the taxpayer identification number furnished by the payee is incorrect;

•	a notified payee has been under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

•	the payee has failed to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

Some shareholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s federal income tax and may entitle the shareholder to a refund, provided that the shareholder furnishes the required information to the IRS.

Non-U.S. Shareholders. Generally, information reporting will apply to payments of distributions on Duke Realty’s stock, and backup withholding may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. Shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. Shareholder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. Shareholder’s foreign status and has no actual knowledge to the contrary.

Tax Basis and Other Information Reporting. Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired on or after January 1, 2011 by a shareholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the shareholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the shareholder identifies specific lots to be transferred or redeemed in a timely manner.

If we take an organizational action such as a stock split, merger, or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earnings and profits, we will report to each shareholder and the IRS (or post on our primary public Web site) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient with respect to shares of our common stock that the S corporation acquires on or after January 1, 2012. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation on or after January 1, 2012 will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011). Transfer statements, however, are issued only between “brokers” and are not issued to shareholders or the IRS.

Shareholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in our common stock.

Tax Aspects of the Operating Partnership

General. The Operating Partnership holds substantially all of our investments. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We include in our income our proportionate share of these Operating Partnership items for purposes of the various REIT income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held by the Operating Partnership.

Tax Allocations with Respect to the Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution and the adjusted tax basis of the property at the time of contribution, which we refer to as a “book-tax difference.” These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed by way of contributions of appreciated property. Consequently, the partnership agreement of the Operating Partnership requires allocations to be made in a manner consistent with Section 704(c) of the Internal Revenue Code.

In general, the partners who have contributed interests in appreciated properties to the Operating Partnership will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets that have a book-tax difference, all taxable income attributable to the book-tax difference generally will be allocated to the contributing partners, and we generally will be allocated only our share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of the properties. This will tend to eliminate the book-tax difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Internal Revenue Code do not always entirely eliminate the book-tax difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause us to be allocated lower depreciation and other deductions and possibly amounts of taxable income in the event of a sale of the contributed assets in excess of the economic or book income allocated to it as a result of the sale. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.

Treasury Regulations under Section 704(c) of the Internal Revenue Code provide partnerships with a choice of several methods of accounting for book-tax differences, including the “traditional method” that may leave some of the book-tax differences unaccounted for, or the election of certain methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. For most property contributions, we, along with the Operating Partnership, have determined to use the “traditional method” for accounting for book-tax differences with respect to the properties contributed to the Operating Partnership. As a result of this determination, distributions to shareholders will be comprised of a greater portion of taxable income and less return of capital than if another method for accounting for book-tax differences had been selected. We, along with the Operating Partnership, have not determined which of the alternative methods of accounting for book-tax differences will be elected with respect to properties contributed to the Operating Partnership in the future.

With respect to any property purchased by the Operating Partnership, this property initially will have a tax basis equal to its fair market value and Section 704(c) of the Internal Revenue Code will not apply.

Basis in Operating Partnership Interest. Our adjusted tax basis in our interest in the Operating Partnership generally:

•	will equal the amount of cash and the basis of any other property that we contributed to the Operating Partnership;

•	will increase by our allocable share of the Operating Partnership’s income and our allocable share of debt of the Operating Partnership; and

•

will decrease, but not below zero, by our allocable share of losses suffered by the Operating Partnership, the amount of cash distributed to us, and constructive distributions resulting from a reduction in our share of debt of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss exceeds the adjusted tax basis of our partnership interest in the Operating Partnership, the recognition of the excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our interest in the Operating Partnership. To the extent that the Operating Partnership’s distributions, or any decrease in our share of the debt of the Operating Partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, the excess distributions (including such constructive distributions) constitute taxable income to us. This taxable income normally will be characterized as long-term capital gain if we have held our interest in the Operating Partnership for longer than one year, subject to reduced tax rates described above for non-corporate U.S. Shareholders, to the extent designated by us as a capital gain dividend. Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties. Our share of gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax unless a safe harbor exception applies. Prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether the Operating Partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold the properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership’s investment objectives.

Partnership Audits. For partnership tax returns for taxable years beginning after December 31, 2017, new rules apply for U.S. federal income tax audits of partnerships (including limited liability companies treated as partnerships for U.S. federal income tax purposes). Such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our Operating Partnership or any of its subsidiary partnerships are able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of these rules on us are uncertain.

State and Local Tax

We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. The tax treatment of us and the shareholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our stock.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us or the Operating Partnership common stock, preferred stock, depositary shares, warrants, stock purchase contracts, debt securities or units, as applicable, in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or may agree in the future to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The selling securityholders may offer for sale all or some portion of the securities that they hold. To the extent that any of the selling securityholders are broker or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number and classes of our securities beneficially owned by such selling securityholders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

Duke Realty, the Operating Partnership and the selling securityholders may sell the securities offered under this prospectus:

•	through underwriting syndicates represented by one or more managing underwriters;

•	to or through underwriters or dealers;

•	to or through agents;

•	directly to one or more purchasers; or

•	through a combination of any such methods of sale.

Such sales may be made from time to time in one or more transactions at:

•	a fixed price;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

Duke Realty, the Operating Partnership and the selling securityholders will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

Any underwritten offering may be on a best efforts or a firm commitment basis. If underwriters are used in the sale, the securities acquired by the underwriters will be for their own account. The underwriters may resell such securities from time to time in one or more transactions, including, without limitation, negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. The obligations, if any, of the underwriter to purchase any securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities if any are purchased.

In connection with the sale of the securities, underwriters may receive compensation from Duke Realty, the Operating Partnership, selling securityholders or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any public offering price and any discounts or concessions allowed, reallowed, or paid to dealers may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from Duke Realty or the Operating Partnership, and any profit on the resale of the securities they realize, may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from Duke Realty or the Operating Partnership.

We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Pursuant to this registration, we intend to provide applicable selling securityholders with freely tradable securities, although the registration of these securities does not necessarily mean that securities will be offered or sold by such selling securityholders under this prospectus.

We will not receive any proceeds from the sale of the securities by the selling securityholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and FINRA rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

The selling securityholders and any dealers or agents that participate in the distribution of such securities may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on the resale of the securities by them and any commissions received by any of these dealers or agents might be deemed to be underwriting commissions under the Securities Act.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the New York Stock Exchange, the existing trading market for Duke Realty’s common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of Duke Realty’s common stock, the amounts underwritten, and the nature of its obligations to take Duke Realty’s common stock will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than Duke Realty’s common stock, which is currently listed on the New York Stock Exchange. We currently intend to list any shares of common stock sold pursuant to this prospectus on the New York Stock Exchange. We may elect to list any series of debt securities, preferred stock or depositary shares on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

From time to time, we may engage in transactions with these underwriters, dealers and agents in the ordinary course of business.

If indicated in the prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which we may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such delayed delivery contract will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility with regard to the validity or performance of these delayed delivery contracts.

LEGAL MATTERS

Legal matters in connection with this offering, including the validity of the offered securities, are being passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements and related schedules of Duke Realty Corporation and of Duke Realty Limited Partnership as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017 and management’s assessments of the effectiveness of internal control over financial reporting as of December 31, 2017, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Duke Realty and the Operating Partnership file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that Duke Realty and the Operating Partnership file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov. In addition, since some of our securities are listed on the New York Stock Exchange, you can read our SEC filings at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that Duke Realty and the Operating Partnership can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we and the Operating Partnership file that document. Any reports filed by Duke Realty or the Operating Partnership with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

Duke Realty and the Operating Partnership incorporate by reference the following documents or information filed with the SEC:

•	Duke Realty and the Operating Partnership’s combined Annual Report on Form 10-K for the year ended December 31, 2017;

•

The information specifically incorporated by reference into Duke Realty and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2017 from Duke Realty’s Definitive Proxy Statement on Schedule 14A filed on March 14, 2018;

•	Duke Realty and the Operating Partnership’s combined Current Reports on Form 8-K filed February 1, 2018 and April 26, 2018 (four Current Reports);

•	the description of our common stock included in our Registration Statement on Form 8-A dated January 2, 1986, as amended; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and before the termination of this offering.

Duke Realty and the Operating Partnership are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed above or filed in the future, that are deemed to have been “furnished to,” rather than “filed” with the SEC, including our compensation committee report and performance graph included or incorporated by reference in any Annual Report on Form 10-K or proxy statement, or any information or related exhibits furnished pursuant to Items 2.02 or 7.01 of Form 8-K, or any exhibits filed pursuant to Item 9.01 of Form 8-K that are not deemed “filed” with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by writing or telephoning us at:

Investor Relations

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Telephone: (317) 808-6005

We also maintain an Internet site at www.dukerealty.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

Up to $400,000,000 of Common Stock

BTIG	Citigroup	Jefferies	Morgan Stanley	Regions Securities LLC	SunTrust Robinson Humphrey	UBS Investment Bank	Wells Fargo Securities

August 2, 2019